Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies: limited partnership assignment units
     2) Aggregate number of securities to which transaction applies: 26,709 units of assigned limited partnership interests
     3)   Aggregate  cash,  securities  and other  property  to be  received  in connection with the proposed transaction, computed pursuant to Exchange Act Rule 0-11(c)(2): $27,220,000
     4)   Total fee paid: $5,444

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

               PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP



Dear Investor:

         On behalf of FFCA Participating Management Company Limited Partnership, the general partner of Participating Income Properties III Limited Partnership (the "Partnership"), we are requesting your consent to sell the Partnership's interests in three travel plaza properties, and a mortgage loan with respect to one of the travel plazas, pursuant to the proposal set forth in the accompanying Consent Solicitation Statement. Thereafter, the Partnership will be liquidated, all assets distributed and a final Schedule K-1 issued.

         Whether you own a few or many units in the Partnership, it isimportant that your units be represented. We encourage you to make certain your units are represented by signing and dating the accompanying consent card and promptly returning it in the enclosed envelope. Please note that a consent card that is not signed will be invalid.

         Should you have any questions regarding this Consent Solicitation Statement, please call D.F. King & Co., Inc. at (800) 848-3410.

                               Sincerely,

                               FFCA Participating Management Company
                               Limited Partnership

                               By: Franchise Finance Corporation of America III,
                                   Managing General Partner

                                   By: /s/ Morton H. Fleischer
                                      ------------------------------------------
                                      Morton H. Fleischer, President and Chief
                                      Executive Officer





Scottsdale, Arizona
Dated: September 11, 1998

                         NOTICE OF CONSENT SOLICITATION

         NOTICE IS HEREBY GIVEN that investors in Participating Income Properties III Limited Partnership (the "Partnership") will be asked to consent to the following proposal (the "Proposal") by October 26, 1998, unless extended from time to time (the "Consent Date") by FFCA Participating Management Company Limited Partnership, a Delaware limited partnership (the "General Partner"):

               A proposal to authorize the General Partner to accept the terms of an offer to purchase all of the Partnership's interests in three travel plazas, including real property, improvements, equipment and other personal property, and a mortgage loan with respect to one of the travel plazas, by certain special purpose companies affiliated with Flying J Inc., for a cash payment of $27,220,000, which purchase will be followed by a liquidation of the Partnership and final distribution of assets as described in this Consent Solicitation Statement.

         Each person (an "Investor") who holds one or more units of limited partnership assignment units ("Units") in the Partnership and is reflected as an Investor on the books and records of the Partnership at the close of business on September 2, 1998 (the "Record Date"), is entitled to receive notice of and to consent to the Proposal. Valid transferees of Units after the Record Date and prior to the Consent Date will be entitled to revoke or revise a consent previously given by the transferor with respect to such Units before the Consent Date. An affirmative vote of Investors holding a majority of Units is required to approve the Proposal. FFCA/PIP III Investor Services Corporation, the initial limited partner of the Partnership (the "Initial Limited Partner") and holder of record of the limited partnership interests in the Partnership, will deliver the consents of the Investors to the Partnership as directed by Investors. No meeting of Investors will be held.

         All Investors are requested to complete, date and sign the enclosed Consent Card and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your Consent Card promptly you can help the Partnership avoid the expense of follow-up mailings.

         THE ENCLOSED CONSENT IS BEING SOLICITED BY THE GENERAL PARTNER. THE GENERAL PARTNER RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

                               FFCA Participating Management Company
                               Limited Partnership

                               By: Franchise Finance Corporation of America III,
                                   Managing General Partner

                                   By: /s/ Morton H. Fleischer
                                     -------------------------------------------
                                     Morton H. Fleischer, President and
                                     Chief Executive Officer

Scottsdale, Arizona
Dated:  September 11, 1998

                                TABLE OF CONTENTS

                                                                                                   Page

GENERAL INFORMATION ..............................................................................   1

SUMMARY ..........................................................................................   3
      The Partnership ............................................................................   3
      The Lessees ................................................................................   4
      The Transaction ............................................................................   4
      Background to the Transaction ..............................................................   5
      Source and Amount of Funds .................................................................   5
      Conditions to the Transaction ..............................................................   6
      Appraisals .................................................................................   6
      Fairness ...................................................................................   7
      Recommendation of the General Partner ......................................................   7
      Estimated Liquidating Distributions ........................................................   7
      Liquidation Procedures .....................................................................   8
      Federal Income Tax Consequences ............................................................   8
      Special Considerations .....................................................................   9

SPECIAL CONSIDERATIONS ...........................................................................  10
      Participation by Lender ....................................................................  10
      Federal Income Tax Consequences ............................................................  10

THE PARTNERSHIP ..................................................................................  11

THE TRANSACTION ..................................................................................  16
      Purchase Agreements ........................................................................  16
      Source of Funds ............................................................................  17
      Conditions to the Transaction ..............................................................  18
      Closing Date ...............................................................................  19
      Benefits of Sale of Travel Plazas and Mortgage Loan and Liquidation of
             Partnership; Reasons for the Transaction ............................................  19
      Detriments of Sale of the Travel Plazas and Mortgage Loan and Liquidation of
             Partnership .........................................................................  20
      Partnership Agreement Provisions Regarding Dissolution of Partnership ......................  20
      Insurance ..................................................................................  21
      Consent Required ...........................................................................  22
      Related Sale of PIP 86 and PIP II Travel Plazas to the Buyer ...............................  22
      Accounting Treatment .......................................................................  22
      Regulatory Requirements ....................................................................  22
      Recommendation of the General Partner ......................................................  22

FAIRNESS .........................................................................................  22

APPRAISALS .......................................................................................  23

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                   Page

THE TRAVEL PLAZAS ................................................................................  24

INDUSTRY .........................................................................................  25

UNAUDITED PRO FORMA FINANCIAL INFORMATION ........................................................  26

SELECTED FINANCIAL DATA ..........................................................................  30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS ..................................................................  31
      Liquidity and Capital Resources ............................................................  31
      Results of Operations ......................................................................  31
      Inflation ..................................................................................  33

GENERAL PARTNER COMPENSATION .....................................................................  33

MARKET FOR UNITS AND RELATED SECURITY HOLDER MATTERS .............................................  34
      Secondary Market Information ...............................................................  34
      Third Party Tender Offers ..................................................................  35
      Unitholders ................................................................................  35
      Distributions ..............................................................................  35

CONSENT PROCEDURES ...............................................................................  37

FEDERAL INCOME TAX CONSIDERATIONS ................................................................  38
      Opinions of Counsel ........................................................................  38
      Federal Income Tax Characterization of the Partnership .....................................  38
      Tax Consequences of the Transaction ........................................................  39
      Taxation of Tax-Exempt Investors ...........................................................  41
      State Tax Consequences and Withholding .....................................................  42

ANNUAL REPORT AND OTHER DOCUMENTS ................................................................  42

OTHER MATTERS ....................................................................................  42

NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR
      NOMINEES ...................................................................................  42

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES ...................................................... F-1

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
                           17207 North Perimeter Drive
                            Scottsdale, Arizona 85255

                     --------------------------------------
                         CONSENT SOLICITATION STATEMENT
                     --------------------------------------

                               GENERAL INFORMATION

         Participating Income Properties III Limited Partnership (the "Partnership") was formed in July 1990 primarily to purchase new and existing
"Flying J Travel Plaza" facilities, including real estate, improvements, equipment and other personal property (the "Travel Plazas"). The Partnership is fully invested in three Travel Plazas, two of which are leased to, and operated by, CFJ Properties, a general partnership. The land of the remaining Travel Plaza is leased to TFJ, a Utah general partnership, and the building is financed by TFJ with a loan (the "Mortgage Loan") from the Partnership. The general partner of the Partnership is FFCA Participating Management Company Limited Partnership (the "General Partner"). The managing general partner of the General Partner is Franchise Finance Corporation of America III, a Delaware corporation ("FFCA III"). The initial limited partner of the Partnership is FFCA/PIP III Investor Services Corporation, a Delaware corporation (the "Initial Limited Partner"). The Initial Limited Partner holds legal title to the limited partnership interests of the Partnership (the "Limited Partnership Interests"), the rights and benefits of which are assigned to investors in the Partnership (the "Investors").

         This Consent Solicitation Statement is furnished in connection with the solicitation by the General Partner of consents directing the Initial Limited Partner to deliver the consents of Investors to the Partnership regarding the proposed transaction described herein (the "Transaction") on October 26, 1998, a period of 45 days from the date of this Consent Solicitation Statement, unless extended from time to time by the General Partner (the "Consent Date"). Each Investor holding one or more units of assigned Limited Partnership Interests (the "Units") of record at the close of business on September 2, 1998 (the "Record Date") will be entitled to vote with respect to the Transaction. On the Record Date there were 26,709 Units outstanding, each of which is entitled to one vote. An affirmative vote of a majority of Units is required for approval of the proposal being submitted for a vote. The consents are being solicited by the General Partner pursuant to Section 11.4 of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement").

         This Consent Solicitation Statement, the accompanying Consent Card (the "Consent Card"), and the Notice of Consent Solicitation will be first mailed or given to Investors on or about September 11, 1998. The Initial Limited Partner, which is used to avoid state filing requirements when Investors transfer Units, cannot vote its own interests in connection with this Consent Solicitation Statement. The executive offices of the Partnership and the Initial Limited

Partner are located at 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and the telephone number is (602) 585-4500.

         The General Partner solicits consents by mail to give each Investor an opportunity to direct the Initial Limited Partner to vote the number of Limited Partnership Interests corresponding to the number of Units held by the Investor on the matters described in this Consent Solicitation Statement. Investors are urged to: (i) read this Consent Solicitation Statement carefully; (ii) specify their choice by marking the appropriate box on the enclosed Consent Card; and
(iii) sign, date and return the Consent Card by mail in the postage-paid, return addressed envelope provided for that purpose.

         All Units represented by a properly executed and valid Consent Card received prior to the Consent Date will be voted by the Initial Limited Partner in accordance with the instructions marked thereon or otherwise as provided therein, unless such Consent Card has previously been revoked or revised. Unless instructions to the contrary are marked, or if no instructions are specified, the Initial Limited Partner will treat each signed Consent Card as a direction to vote the Units represented thereby in favor of the proposal set forth on the Consent Card. Any Consent Card may be revoked or revised at any time prior to the Consent Date by submitting another Consent Card bearing a later date or by giving written notice of revocation to the Initial Limited Partner at the Partnership's address indicated above. Any notice of revocation or revision sent to the Partnership must include the Investor's name, the number of Units with respect to which the prior Consent Card was given, and a statement that the Investor revokes all previously executed Consent Cards, and must be received prior to the Consent Date to be effective.

         The information contained herein concerning the Partnership and the General Partner has been furnished by the General Partner. Information contained herein concerning the Buyer, as such term is defined herein, has been furnished to the General Partner by the Buyer.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                     SUMMARY


         The following is a summary of certain information contained in this Consent Solicitation Statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Consent Solicitation Statement. References to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Participating Income Properties III Limited Partnership contained in this Consent Solicitation Statement are qualified in their entirety by the terms of the Partnership Agreement previously filed with the Securities and Exchange Commission, which is incorporated in this Consent Solicitation Statement by reference. Copies of the Partnership Agreement will be furnished, without charge, to any Investor who makes a written or oral request therefor to Investor Services, FFCA Participating Management Company Limited Partnership, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (602) 585-4500.

         Statements contained in this Consent Solicitation Statement that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "believe," "continue" or similar terms, variations of those terms or the negative of those terms. Cautionary statements set forth in "SPECIAL CONSIDERATIONS" and elsewhere in this Consent Solicitation Statement identify important factors that could cause actual results to differ materially from those in the forward-looking statements.

The Partnership

         Participating Income Properties III Limited Partnership, a Delaware limited partnership (the "Partnership"), was organized in July 1990 to purchase new and existing "Flying J Travel Plaza" facilities. The Partnership currently owns two travel plazas, including real property, improvements, equipment and other personal property, which are located in California and Virginia, and has made a first mortgage loan for the building and equipment of a travel plaza located in Arizona (the underlying land of which is owned by the Partnership)(collectively, the "Travel Plazas"). See "THE TRAVEL PLAZAS." Two of the Travel Plazas are leased to, and operated by, CFJ Properties ("CFJ Properties"), a general partnership. With respect to the third Travel Plaza, the land is leased to TFJ, a Utah general partnership ("TFJ"), and the building is financed by TFJ with a loan (the "Mortgage Loan") from the Partnership. The general partner of the Partnership is FFCA Participating Management Company Limited Partnership, a Delaware limited partnership (the "General Partner"). The managing general partner of the General Partner is Franchise Finance Corporation of America III, a Delaware corporation ("FFCA III"). The other general partners of the General Partner are Travel Plaza Management, Inc. ("TMI"), a subsidiary of PaineWebber Group, Inc., Mr. Morton Fleischer and Mr. Paul Bagley.

The Lessees

         CFJ Properties was formed pursuant to a joint venture between Flying J Inc. ("Flying J"), through its subsidiary Big West Oil Company ("Big West"), and Conoco Inc., through its subsidiaries Douglas Oil Company of California ("Douglas Oil"), and Kayo Oil Company ("Kayo Oil"). TFJ is a general partnership owned 49.9% by Flying J and 50.1% by Pacific Sunstone, Inc., an affiliate of Flying J. The Partnership is not affiliated with CFJ Properties, TFJ or Flying J.

The Transaction

         The Partnership has entered into Purchase Agreements dated September 4, 1998 (the "Purchase Agreements") with certain special purpose companies affiliated with Flying J (collectively, the "Buyer"), pursuant to which the Partnership has agreed to sell all of the Partnership's right, title and interest to the Travel Plazas and the Mortgage Loan for a cash payment of $27,220,000, which represents the value of the Travel Plazas, including the Partnership's interest in the Mortgage Loan, as appraised by Cushman & Wakefield, Inc. (the "Transaction"). These proceeds represent an increase of approximately 22% over the cost of the Travel Plazas paid by the Partnership (including the loan to TFJ for the Arizona Travel Plaza building). See "THE TRANSACTION" and "APPRAISALS."

         The obligation of the parties to consummate the Transaction is conditioned upon the approval by an affirmative vote of Investors holding a majority of assigned limited partnership interests of the Partnership (the "Units"), and certain other conditions more particularly described under "THE TRANSACTION--Conditions to the Transaction" below.

         The investors of Participating Income Properties 1986, L.P., a Delaware limited partnership ("PIP 86"), and Participating Income Properties II, L.P., a Delaware limited partnership ("PIP II"), are being asked to approve the sale of the assets of their respective partnerships to the Buyer (the "Related PIP Transactions") in conjunction with the sale of the Travel Plazas by the Partnership pursuant to the Purchase Agreements. Consent solicitation statements relating to the sale of the PIP 86 and PIP II assets to the Buyer have been filed with the Securities and Exchange Commission ("SEC") and mailed to the PIP 86 and PIP II investors simultaneously with the mailing of this Consent Solicitation Statement and are available to Investors upon request. Requests should be directed to Investor Services, FFCA Participating Management Company Limited Partnership, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (602) 585-4500.

         If the Transaction is approved by Investors in the Partnership but not by investors in either of the Related PIP Transactions, the Buyer has the right not to consummate the Transaction. However, the Buyer, at its discretion, may obligate the Company to consummate the Transaction if the Investors approve the Transaction and other conditions to closing are met. See "THE TRANSACTION--Conditions to the Transaction" below. Investors voting against the Transaction do not have dissenters' rights or any rights of appraisal.

         The Purchase Agreements provide that the Buyer is purchasing the Travel Plazas from the Partnership, as well as paying off a mortgage loan with respect to one of the Travel Plazas, with limited representations and warranties from the Partnership and otherwise on an "as is," "where is" basis and with all faults. The Purchase Agreements also provide that the Partnership will indemnify the Buyer for all liabilities incurred by it in connection with the consent solicitation of the Investors, except to the extent of the gross negligence or intentional misconduct of the Buyer or its affiliates. In order to facilitate a prompt and final liquidating distribution to Investors, the Partnership has purchased insurance (the "Insurance") to protect itself against potential claims and liabilities arising after the liquidation and dissolution of the Partnership relating to this consent solicitation and the Transaction. See "THE TRANSACTION--Insurance."

Background to the Transaction

         The negotiations between Flying J and the General Partner leading up to the Transaction commenced in mid-1997. At that time, representatives of Flying J advised the General Partner that the lessees of the Travel Plazas intended to exercise their purchase options (the "Options") with respect to the Travel Plazas as soon as the Options are exercisable. Flying J representatives requested the General Partner to consider a transaction which would involve all of the travel plazas owned by the Partnership, PIP 86 and PIP II (collectively, the "PIP Travel Plazas"). During December 1997, an agreement in principle regarding the Transaction was reached, which agreement was based upon the December 31, 1996 appraised value of the PIP Travel Plazas. See "APPRAISALS." The terms and conditions of the Purchase Agreements were determined pursuant to arm's-length negotiations between the General Partner and Flying J.

Source and Amount of Funds

         The funds required to purchase the Travel Plazas and the Mortgage Loan pursuant to the Purchase Agreements will be $27,220,000 (the "Purchase Price"). The Buyer is obligated to pay for all costs and expenses of the Transaction, including, without limitation, the attorneys' fees of the Partnership, title insurance expenses and premiums, escrow fees, survey expenses, environmental audit expenses and/or environmental insurance premiums, transfer, recording and filing fees and expenses, and mortgage taxes, if any, except that the Buyer shall not be responsible for any expenses incurred in connection with the consent solicitation of the Investors or liquidation of the Partnership. The General Partner estimates that the costs and expenses associated with the consent solicitation of the Investors and with the liquidation of the Partnership will be approximately $308,000.

         The Buyer will pay cash for the purchase of the Travel Plazas and Mortgage Loan. Financing will be provided to the Buyer with loans (the "Loans") from FFCA Acquisition Corporation (the "Lender"), a wholly owned subsidiary of Franchise Finance Corporation of America ("FFCA") (NYSE:FFA). FFCA is a New York Stock Exchange-listed company whose primary business purpose is to provide real estate financing to the chain restaurant industry, as well as to the convenience store and automotive service and parts industries. The Loans will be made pursuant to definitive loan agreements, promissory notes, deeds of trust or mortgages, and security agreements (collectively, the "Loan Documents"). The Lender has issued a commitment letter to Flying J (the "Commitment Letter") with respect to the Loans. Flying J's rights and obligations under the Commitment Letter will be assigned to the Buyer. The Lender's rights and obligations under the Commitment Letter may be assigned to a third-party lender not affiliated with FFCA or the Buyer.

         The Lender's obligation under the Commitment Letter to make the Loans and similar loans to be made by the Lender to the Buyer in the Related PIP Transactions (the "Related Loans") is conditioned upon the satisfaction or waiver of certain conditions on or before November 30, 1998. If the Buyer purchases a Travel Plaza with funds from sources other than the Loans, the Buyer must pay the Lender a breakup fee equal to 1% of the proposed Loan amount applicable to the Travel Plaza plus the Lender's expenses incurred in connection therewith. See "THE TRANSACTION--Source of Funds."

         The terms of the Commitment Letter were determined pursuant to arm's-length negotiations between the Lender and Flying J. Because of the size of the Transaction and to address the issues under "SPECIAL CONSIDERATIONS," a special meeting of the Board of Directors of FFCA was held on June 29, 1998, at which the terms and conditions of the Commitment Letter and Loans were reviewed and approved by the disinterested directors of FFCA. See "SPECIAL CONSIDERATIONS--Participation by Lender."

Conditions to the Transaction

         Consummation of the Transaction is conditioned upon each of the following occurring on or before November 30, 1998: (i) approval of the Transaction and the subsequent dissolution of the Partnership by an affirmative vote of Investors holding a majority of Units; (ii) unless waived by the Buyer, approval of the Related PIP Transactions and the subsequent dissolutions of PIP 86 and PIP II by an affirmative vote of the PIP 86 and PIP II investors; and
(iii) there having been no statute, rule, order or regulation enacted or issued by any governmental authority or by a court, which prohibits the consummation of the Transaction. See "THE TRANSACTION--Conditions to the Transaction."

         The obligation of the Buyer (but not the Partnership) to close the Transaction is conditioned upon the Lender making the Loans as provided in the Commitment Letter. This condition was added to the Purchase Agreements at the Buyer's request. Assuming that all other conditions to the closing have been met, the Partnership will be obligated to consummate the Transaction even if the Buyer elects to fund the purchase of a Travel Plaza from a source other than the Loans. However, in such event, the Buyer would be obligated to pay the Lender a breakup fee equal to 1% of the proposed Loan amount applicable to such Travel Plaza plus the Lender's expenses incurred in connection therewith.

Appraisals

         The Partnership has received appraisals as of December 31, 1996 (the "1996 Appraisal"), and as of December 31, 1997 (the "1997 Appraisal" and collectively with the 1996 Appraisal, the "Appraisals") from Cushman & Wakefield, Inc. ("Cushman & Wakefield") relating to the Travel

Plazas. Cushman & Wakefield is a nationally recognized, independent and fully diversified real estate firm with extensive valuation experience and has provided appraisals to the Partnership since its formation.

         The Transaction is based upon the agreement in principle between the General Partner and Flying J in December 1997 that the purchase price for the Travel Plazas and Mortgage Loan, after taking into account any sale of assets, would be the appraised value of the Travel Plazas, including the Partnership's interest in the Mortgage Loan, as set forth in the 1996 Appraisal. This agreement was subject to the condition that the 1997 Appraisal for the Partnership would not vary by more than 5% from the 1996 Appraisal. The difference between the 1996 Appraisal and the 1997 Appraisal was approximately 2.6%. The agreement was further subject to the condition that the appraised value as of December 31, 1997 of the PIP Travel Plazas (which include the Travel Plazas of PIP 86 and PIP II) also did not vary by more than 5% from their December 31, 1996 appraisal value. The difference between the December 31, 1996 and December 31, 1997 appraisals for the Travel Plazas did not vary by more than 5% with respect to the Partnership, PIP 86 and PIP II on a combined basis. Therefore, the value set forth in the 1996 Appraisal was used to determine the Purchase Price of the Travel Plazas. See "APPRAISALS."

Fairness

         The General Partner reasonably believes that the terms of the Transaction are fair to the Partnership and the Investors. The General Partner has based its determination as to the fairness of the Transaction on several factors, including but not limited to (i) the amount of the cash consideration to be received for the Travel Plazas, (ii) prices received recently for Units in the secondary market, including third party tender offers, (iii) the opportunity for each Investor to vote in favor of or against the Transaction and the subsequent dissolution of the Partnership, (iv) the Appraisals, and (v) the fact that options relating to the Travel Plazas (the "Options") will become fully exercisable by June 2003. See "FAIRNESS" and "THE PARTNERSHIP" (for a discussion of the Options).

Recommendation of the General Partner

         The General Partner has approved the Transaction and recommends that Investors vote in favor of the Transaction and the subsequent liquidation of the Partnership as described herein.

Estimated Liquidating Distributions

         The General Partner estimates that the sale of the three Travel Plazas and the Mortgage Loan to the Buyer for $27,220,000, followed by a distribution and liquidation of the Partnership, will result in estimated liquidating distributions of approximately $1,004 in cash per Unit. At June 30, 1998, each Investor's adjusted capital contribution was $964.16 per Unit. An Investor's adjusted capital contribution is generally the Investor's initial capital contribution reduced by the cash distributions to the Investor of proceeds from the sale of Partnership properties and reduced by any other cash distributions other than cash from operations.

         The following chart sets forth the cash distributions for the life of the Partnership that Investors would have received upon the liquidation of the Partnership had the Partnership liquidated on June 30, 1998:

        Cash Distributions         Investors admitted on     Investors admitted
          Per $1,000 Unit              August 30, 1991      on February 28, 1992
          ---------------              ---------------      --------------------

Cash Distributions to Date - From
    Operations                              $  517                $  495

Cash Distributions to Date - Return of
    Capital                                     36                    36

Liquidating Distribution (estimated)         1,004                 1,004
                                             -----                 -----

Total Distributions (estimated)             $1,557                $1,535
                                            ======                ======

See "UNAUDITED PRO FORMA FINANCIAL INFORMATION" for assumptions used in calculating the estimated liquidating distributions.

Liquidation Procedures

         As soon as practicable after the sale of the Travel Plazas and Mortgage Loan to the Buyer, the General Partner will take all steps necessary to complete the liquidation of the Partnership. Upon liquidation of the Partnership, the General Partner will apply and distribute the assets of the Partnership to Investors and the General Partner in accordance with the provisions of the Partnership Agreement. Each Investor will receive a final Schedule K-1 from the Partnership as soon as practicable after the liquidation of the Partnership. It is estimated that the transaction costs and expenses associated with the consent solicitation of the Investors and with the liquidation of the Partnership (including the cost of the Insurance) will be approximately $308,000.

Federal Income Tax Consequences

         Separate  federal income tax  consequences  result from the sale of the
Travel  Plazas  and  Mortgage  Loan  and  the  subsequent   liquidation  of  the
Partnership, as described below.

         o Taxable gain -- The sale of the Travel Plazas and Mortgage Loan will constitute a taxable transaction for federal income tax purposes. A taxable gain of approximately $270 per Unit is expected to result from the sale of the Travel Plazas and Mortgage Loan, a majority of which will be a capital gain for federal income tax purposes. This gain is principally the result of depreciation deductions, the benefit of which was received by the Investors during the life of the Partnership. Each Investor will receive a final Schedule K-1 from the Partnership reflecting this taxable gain.

         o Capital loss -- Separately, as a result of the subsequent liquidation of the Partnership, each Investor who acquired his Units in the initial offerings thereof is expected to recognize a capital loss of approximately $129 per Unit. Investors who purchased their Units after the initial offerings may have a tax basis in their Units different from that of Investors who acquired their Units in the initial offerings. As a result, such Investors may recognize a different amount of loss from liquidation of the Partnership than Investors who purchased Units in the initial offerings. If the sale of the Travel Plazas and Mortgage Loan and the subsequent liquidation of the Partnership happen in the same taxable year, the loss from liquidation would partially offset the gain from the sale of the Travel Plazas and Mortgage Loan described above.

See "SPECIAL CONSIDERATIONS--Federal Income Tax Consequences" and "FEDERAL INCOME TAX CONSIDERATIONS."

Special Considerations

         In evaluating the Transaction, Investors should carefully consider the information contained under "SPECIAL CONSIDERATIONS."

                             SPECIAL CONSIDERATIONS

         In their evaluation of the Transaction, Investors should carefully consider the following:


Participation by Lender

         The Buyer expects to obtain the cash required to purchase the Travel Plazas and Mortgage Loan from FFCA Acquisition Corporation, a wholly owned subsidiary of FFCA, or from an unaffiliated third party lender to whom the Lender has assigned its rights under the Commitment Letter. See "THE TRANSACTION--Source of Funds." Mr. Fleischer is a general partner of the General Partner, the President, Chief Executive Officer and majority owner of FFCA III, and the Chairman, President and Chief Executive Officer of FFCA. In addition, several officers and directors of FFCA III are also directors and officers of FFCA. Because of these relationships, the terms and conditions of the Purchase Agreements, Commitment Letter and Loans were reviewed and approved by the disinterested directors of FFCA at a special meeting of the Board of Directors of FFCA held on June 29, 1998.

Federal Income Tax Consequences

         Separate  federal income tax  consequences  result from the sale of the
Travel  Plazas  and  Mortgage  Loan  and  the  subsequent   liquidation  of  the
Partnership, as described below.

         o Taxable gain -- The sale of the Travel Plazas and Mortgage Loan will constitute a taxable transaction for federal income tax purposes. A taxable gain of approximately $270 per Unit is expected to result from the sale of the Travel Plazas and Mortgage Loan, a majority of which will be a capital gain for federal income tax purposes. This gain is principally the result of depreciation deductions, the benefit of which was received by the Investors during the life of the Partnership. Each Investor will receive a final Schedule K-1 from the Partnership reflecting this taxable gain.

         o Capital loss -- Separately, as a result of the subsequent liquidation of the Partnership, each Investor who acquired his Units in the initial offerings thereof is expected to recognize a capital loss of approximately $129 per Unit. Investors who purchased their Units after the initial offerings may have a tax basis in their Units different from that of Investors who acquired their Units in the initial offerings. As a result, such Investors may recognize a different amount of loss from liquidation of the Partnership than Investors who purchased Units in the initial offerings. If the sale of the Travel Plazas and Mortgage Loan and the subsequent liquidation of the Partnership happen in the same taxable year, the loss from liquidation would partially offset the gain from the sale of the Travel Plazas and Mortgage Loan described above.

         As a general matter, each Investor will aggregate his share of certain gain derived from the Transaction with certain gain or loss from other sources. Any net gain will be taxed at the rates applicable to capital gains, which currently is 20%. However, a portion of the gain to be recognized as a result of the sale of the real property equal to the Partnership's depreciation deductions with respect thereto will be subject to tax at a rate of 25%. The General Partner expects that gain to be recognized as a result of the sale of the personal property will be characterized as ordinary income. Each Investor should consult his or her own tax advisor as to the specific consequences of this transaction. See "FEDERAL INCOME TAX CONSIDERATIONS."


                                THE PARTNERSHIP

         The Partnership was organized on July 9, 1990, under the Delaware Revised Uniform Limited Partnership Act to acquire new and existing "Flying J Travel Plaza" facilities. The Partnership currently owns two Travel Plazas, including real property, improvements, equipment and other personal property, which are located in California and Virginia, and holds the Mortgage Loan, which is a first mortgage loan for the building and equipment, of a Travel Plaza located in Arizona. The underlying land of the third Travel Plaza is owned by the Partnership. The General Partner of the Partnership is FFCA Participating Management Company Limited Partnership, a Delaware limited partnership. FFCA III is the managing general partner of the General Partner. The other general partners of the General Partner are TMI, which is a subsidiary of PaineWebber Group, Inc., Mr. Morton Fleischer and Mr. Paul Bagley.

         The Initial Limited Partner was incorporated on June 23, 1986 to serve as the assignor and initial limited partner of the Partnership and the owner of record of the Limited Partnership Interests, the rights and benefits of which are assigned by the Initial Limited Partner to Investors in the Partnership. The Initial Limited Partner conducts no other business activity.

         On April 10, 1991, the Partnership and the Initial Limited Partner commenced a public offering of $100,000,000 in Units in the Partnership pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the "Offering"). The Partnership and the Initial Limited Partner sold a total of 26,709 Units to Investors at $1,000 per Unit for a total of $26,709,000. The Investors acquired the following number of Units from the Initial Limited Partner on each of the following dates: 14,119 Units on August 30, 1991 and 12,590 Units on February 28, 1992. Since that date, no Investor has made any additional capital contribution. Investors share in the benefits of ownership of the Partnership's assets, including its real and personal property investments, according to the number of Units held, in substantially the same manner as limited partners of a partnership.

         The net proceeds of the Offering totaled $23,236,830. During the fiscal years ended December 31, 1993, 1992 and 1991, the Partnership distributed cash to the Investors totaling $957,268, which represents a partial return of the Investors' initial $1,000 per Unit capital contribution. After deducting this return of capital from the net proceeds of the Offering, the remaining cash proceeds were fully invested by the Partnership in the three Travel Plazas, which are located in Ehrenberg, Arizona (the "Ehrenberg Travel Plaza"), Bakersfield, California (the "Bakersfield Travel Plaza") and Wytheville, Virginia (the "Wytheville Travel Plaza"). The Travel Plaza facilities offer a full-service operation, generally including fuel facilities, a restaurant, convenience store and other amenities for use by the trucking industry and traveling public in general. The Wytheville Travel Plaza was acquired in December 1991, the Bakersfield Travel Plaza was acquired in January 1993 and the Ehrenberg Travel Plaza was acquired in June 1993.

         The Partnership's principal objectives are to: (i) preserve, protect and enhance Partnership capital; (ii) provide partially tax-deferred cash distributions to Investors; (iii) provide the potential for increased income and protection against inflation through participation in the operating revenues of the Travel Plazas; and (iv) to provide potential long-term appreciation in the value of its properties through real estate ownership.

         The Bakersfield and Wytheville Travel Plazas are leased to CFJ Properties, a general partnership formed pursuant to a joint venture between Flying J, through its subsidiary Big West, and Conoco Inc., through its subsidiaries Douglas Oil and Kayo Oil. With respect to the Ehrenberg Travel Plaza, the land is leased to TFJ and the Travel Plaza building is financed by TFJ with the Mortgage Loan from the Partnership. TFJ is a general partnership owned 49.9% by Flying J and 50.1% by Pacific Sunstone, Inc., an affiliate of Flying J. The operation of the Ehrenberg Travel Plaza is TFJ's sole business activity. The Partnership is not affiliated with CFJ Properties, TFJ, Flying J or Flying J Franchise Inc. ("FJFI"), a subsidiary of Flying J.

         Real estate owned by the Partnership is leased for a term of 20 years. If a franchisee-lessee, however, ceases to be a franchisee of Flying J prior to the expiration of its 20-year lease term, the Partnership is entitled in its sole discretion to terminate the lease with such franchisee-lessee. Two of the Travel Plazas also lease equipment for a term of eight years. Lessees must pay the Partnership annual rental payments (in monthly installments) equal to a percentage of the Partnership's total investment in the property. With respect to the Ehrenberg Travel Plaza, the Mortgage Loan from the Partnership to TFJ provides for monthly installments of interest at a rate of 7% per annum until June 30, 2003, at which time the entire principal balance is due. The Mortgage Loan may not be prepaid in full or in part, except upon the exercise of the Option to purchase the Travel Plaza land. The Option relating to the Ehrenberg Travel Plaza land is exercisable beginning in June 2003. As additional rent under the terms of the leases, the Partnership is entitled to receive a portion of the operating revenues from the Travel Plazas subject to the lease equal to
(i) up to 3.5% of annual gross receipts derived from the non-fuel sales of such Travel Plaza facility, and (ii) up to 3/10 of $.01 per gallon of fuel sold.

         In connection with leases to CFJ Properties and franchisees of Flying J, the General Partner granted to the lessee and to Flying J an Option to purchase the leased equipment and real estate. The Option generally provides that upon expiration of its equipment lease, and if the lessee is not in default under its lease, a lessee will have an option to purchase its leased equipment at its appraised fair market value. In addition, provided that the lessee is not in default under its lease at the time of exercise, a lessee will have an option exercisable from the end of the tenth year until the end of the fifteenth year of the lease term to purchase its leased real estate at the greater of (i) the appraised fair market value of land, building and equipment, or (ii) the Partnership's total investment in the property plus a pro rata portion of certain fees and less any amounts paid by such lessee to the Partnership for equipment under the Option. The Option on the Wytheville Travel Plaza is exercisable beginning in December 2001, and the Option on the Bakersfield Travel Plaza is exercisable beginning in January 2003.

         The Partnership is dependent upon CFJ Properties and TFJ, which is an affiliate of Flying J, since an adverse change in the financial condition of CFJ Properties or TFJ could materially affect their ability to make lease and loan payments to the Partnership. CFJ Properties was formed pursuant to a joint venture entered into on February 1, 1991, by Flying J, through its subsidiary Big West, and Conoco Inc., through its subsidiaries Douglas Oil and Kayo Oil. Flying J (and subsidiaries) is a fully integrated oil and gas company that is engaged in the production, refining, transportation, wholesaling and retail marketing of petroleum products and other services through its travel plazas and gasoline stations. Flying J operates all of CFJ Properties' travel plazas and related facilities, which included 78 interstate travel plaza properties as of January 31, 1998, including the three Travel Plazas owned by the Partnership.

         Under the terms of the joint venture agreement, Big West sold to Douglas Oil certain Flying J Travel Plazas, which Douglas Oil contributed back to CFJ Properties. In addition to this initial contribution, Douglas Oil made additional contributions to CFJ Properties. As its initial contribution, Big West transferred to CFJ Properties certain leasehold interests and Flying J Travel Plazas, and subsequently contributed to CFJ Properties various assets. Flying J assigned its leasehold interests in the Travel Plazas owned by the Partnership to CFJ Properties and was released by the Partnership with respect to its obligations under those leases.

         The Partnership's leases with CFJ Properties are with full recourse to the assets of CFJ Properties, but without recourse to its joint venture partners. A default on one lease constitutes a default on all other leases to the same lessee by the Partnership, PIP 86 and PIP II, all of whose travel plazas are leased to Flying J, CFJ Properties or franchisees of FJFI.

         For the fiscal year ended January 31, 1998, CFJ Properties reported net income of $16 million on revenues of $1.3 billion. Revenues rose 7% from $1.2 billion in the prior year. The higher revenues resulted from the opening of six new units and increases in fuel prices. Net income increased from $1.8 million in the prior year due to higher gross profit margins.

         During the fiscal year ended January 31, 1998, CFJ Properties reported $41.7 million in net cash provided by operating activities. This cash, along with the cash provided by financing activities, was used to make capital expenditures. As of January 31, 1998, CFJ Properties reported cash balances of approximately $3.8 million, with liquidity supported by net cash provided by operating activities and a $150 million revolving line of credit with a bank. As of January 31, 1998, CFJ Properties reported partners' capital of $155.5 million and total assets of $463.7 million.

         CFJ Properties leases the PIP Travel Plazas and equipment under non-cancelable operating leases, which generally expire at various dates over the next 9 to 15 years. Payments under all CFJ Properties leases, including the PIP Travel Plaza leases, were $17.5 million in fiscal 1998 and $17.3 million in fiscal 1997, including percentage lease payments. Future minimum annual rent obligations under non-cancelable leases, as projected through 2003, remain comparable to 1998 expense amounts.

         The Wytheville and Bakersfield Travel Plazas generated a combined fuel and non-fuel gross profit (including other income) of approximately $7.7 million during the fiscal year ended January 31, 1998 as compared to $6.8 million in fiscal year 1997. Total travel plaza unit-level income for these two Travel Plazas (before depreciation and allocated corporate overhead) totaled approximately $1.5 million in fiscal 1998, with both reporting positive unit-level income. The combined result of the Travel Plaza unit-level net income before depreciation and allocated corporate overhead increased from $844,000 in the prior year. This is primarily due to an increase in fuel and non-fuel sales volumes and an increase in fuel prices. Volumes and margins were reduced in 1997 due to CFJ Properties' termination of its relationship with a third party billing company in June 1996. For CFJ Properties' fiscal year ended January 31, 1998, the average unit-level base and participating rents approximated 13.4% of the original cost of these two Travel Plazas.

         Fuel and non-fuel gross profits and other income generated by the Ehrenberg Travel Plaza, which is operated by TFJ, increased to $6.3 million in fiscal 1998 from $6.2 million in fiscal 1997 due to an increase in fuel and non-fuel sales volumes and an increase in fuel prices. The Travel Plaza's income before depreciation and allocated corporate overhead for 1998 was $1.1 million as compared to $1.2 million in 1997. Base and participating rents remained comparable to 1997 at approximately 9% of the original cost of the property during TFJ's fiscal year ended January 31, 1998.

         Through ownership of the Travel Plazas, the Partnership is subject to the risks associated with the underground storage of petroleum products such as gasoline. In this regard, the Partnership's lessees are subject to various federal, state and local regulations and environmental laws. These laws and regulations affect the storing, dispensing and discharge of petroleum and other wastes and affect the lessees both in the securing of permits for fueling operations and in the ongoing conduct of such operations.

         Federal, state and local regulatory agencies have adopted regulations governing underground storage tanks ("USTs") that require the Partnership's lessees to make certain expenditures for compliance. In particular, at the federal level, the Resource Conservation and Recovery Act requires the Environmental Protection Agency ("EPA") to establish a comprehensive regulatory program for the detection, prevention and cleanup of leaking USTs. Regulations enacted by the EPA in 1988 established requirements for (a) installing UST systems; (b) upgrading UST systems; (c) taking corrective action in response to releases; (d) closing UST systems; (e) keeping appropriate records; and (f) maintaining evidence of financial responsibility for taking corrective action and compensating third parties for bodily injury and property damage resulting from releases. These regulations permit states to develop, administer and enforce their own regulatory programs, incorporating requirements that are at least as stringent as the federal standards. By the end of 1998, all USTs must be corrosion protected, overfill/spill protected and have leak detection. These environmental laws impose strict liability for owners and operators of faulty and leaking storage tanks resulting in damage to the environment or third parties.

         The Partnership has taken steps to (a) ensure that the lessees comply with applicable rules and regulations; (b) mitigate any potential liabilities, including the establishment of storage tank monitoring procedures; and (c) require that lessees indemnify the Partnership for all such liabilities and obtain environmental liability insurance, if reasonably available. The Partnership requires each lessee to obtain an annual environmental audit, performed by an environmental consulting and engineering firm, which includes the following procedures, among others: month-end cumulative fuel inventory variance analysis; tank tightness tests; automatic tank gauging and leak detection system operation and calibration tests; UST excavation zone groundwater and/or soil vapor monitoring well analysis; piping system tightness tests; piping excavation zone groundwater and/or soil vapor monitoring well analysis; pipe leak detector inspection and calibration tests; corrosion protection system tests; on-site sanitary sewer treatment plant effluent analysis; and oil/water separator inspections. The consulting and engineering firm hired by the Partnership to conduct such audits also reviews on-site environmental correspondence; visually inspects the UST system, tank and piping excavation zone monitoring wells, areas adjacent to all petroleum above-ground tanks, the stormwater and wastewater control systems, and the Travel Plaza facility; and discusses employee training procedures, recent significant environmental events (if any), repair and maintenance activities, and regulatory compliance with Travel Plaza personnel.

         The most recent annual environmental audits of the Travel Plazas indicate that some remediation is necessary at one or more of the Travel Plazas. Under each Travel Plaza lease, the lessee is responsible for all costs associated with correcting problems identified by such audits and is obligated to indemnify the Partnership for all liabilities related to the operation of the Travel Plazas, including those related to remediation. The lessees have reviewed such environmental audits and have commenced appropriate corrective actions. The General Partner does not believe that the corrective actions recommended in the audits will affect the lessees' ability to make their scheduled lease and loan payments to the Partnership or have a material adverse effect upon the Partnership.

         The Partnership believes that its lessees are in compliance with all applicable regulatory requirements, except as discussed above, and that its lessees have all governmental licenses and permits required for their business operations. The General Partner knows of no pending or threatened proceedings or investigations under federal or state environmental laws; however, management cannot predict the impact on the Partnership's lessees of new governmental regulations and requirements. Although the Partnership has taken necessary steps, as discussed above, to ensure lessee compliance with environmental regulations, there can be no assurance that significant cleanup or compliance costs may not be incurred which may affect the lessees' ability to make their scheduled lease or loan payments to the Partnership.

         The Partnership does not have any real estate investments outside of the United States. The Partnership does not segregate revenues or assets by geographic region, and such a presentation is not applicable and would not be material to an understanding of the Partnership's business taken as a whole. The Partnership does not believe that any aspect of its business is significantly seasonal in nature and no portion of the Partnership's business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the United States Government. The Partnership does not manufacture any products and therefore does not require any raw materials to conduct its business.

         The Partnership is managed by the General Partner and therefore has no employees of its own. The Initial Limited Partner has no employees because it does not conduct any business operations.

         The Partnership and its properties are not parties to, or subject to, any material pending legal proceedings.

                                THE TRANSACTION

         Investors will be asked on the Consent Date to approve the terms of the offer by the Buyer, which includes certain special purpose companies affiliated with Flying J, to purchase the Travel Plazas and the Mortgage Loan pursuant to the terms of the Purchase Agreements, for consideration consisting of cash in the amount of $27,220,000. The purchase will be followed by a liquidation of the Partnership and final distribution of assets. The Buyer is not affiliated with the General Partner, the general partners of the General Partner, or any of their respective affiliates. The General Partner currently has no reason to believe that the Buyer will fail to purchase the Travel Plazas and the Mortgage Loan.

Purchase Agreements

         The following is a summary of certain provisions of the Purchase Agreements and is qualified in its entirety by the specific provisions set forth in the Purchase Agreements. The terms and conditions of the Purchase Agreements were determined pursuant to arm's-length negotiations between the General Partner and Flying J. The General Partner may change the terms of the Purchase Agreements in its discretion, except for the cash sales price described below.

         The Purchase Agreements provide that the Partnership will sell the Travel Plazas and the Mortgage Loan to the Buyer, subject to certain conditions specified therein, in exchange for cash in an aggregate amount of $27,220,000. See "APPRAISALS." In addition, the Purchase Agreements provide that the Buyer will pay the accrued but unpaid interest under the Mortgage Loan as of the closing date of the Transaction. The sale of all of the Travel Plazas and the Mortgage Loan is intended to be an integrated and simultaneous transaction. As of the date of this Consent Solicitation Statement, the Buyer has completed its due diligence review of the Travel Plazas and the Mortgage Loan and approved the conditions of the Purchase Agreements, including the condition of the properties, environmental matters and title.

         The Buyer is obligated to pay for all costs and expenses of the Transaction, including, without limitation, the attorneys' fees of the Lender and the Partnership, title insurance expenses and premiums, escrow fees, survey expenses, environmental audit expenses and/or environmental insurance premiums, transfer, recording and filing fees and expenses, and mortgage taxes, if any. Notwithstanding the above, the Buyer shall not be responsible for any expenses incurred in connection with the consent solicitation of the Investors or the liquidation of the Partnership. The Purchase Agreements provide that the Partnership will indemnify the Buyer for all liabilities incurred by it in connection with the consent solicitation of the Investors, except to the extent of the gross negligence or intentional misconduct of the Buyer or its affiliates.

         The Purchase Agreements provide that the Buyer is purchasing the Travel Plazas and the Mortgage Loan from the Partnership with limited representations and warranties from the Partnership and otherwise on an "as is," "where is" basis and with all faults. The representations and warranties of the Partnership under the Purchase Agreements will not survive the closing of the Transaction. The Purchase Agreements also provide that the Buyer is releasing the Partnership from all claims or damages relating to the condition of the Travel Plazas, including those relating to USTs. The Purchase Agreements do not release the lessees of the Travel Plazas from any of their obligations under the leases or loan arising prior to the closing of the Transaction, including indemnification obligations relating to environmental matters.

Source of Funds

         The  Purchase  Price for the  Travel  Plazas and the  Mortgage  Loan is
$27,220,000. The Buyer is obligated to pay for all costs and expenses of the Transaction, including, without limitation, the attorneys' fees of the
Partnership, title insurance expenses and premiums, escrow fees, survey expenses, environmental audit expenses and/or environmental insurance premiums, transfer, recording and filing fees and expenses, and mortgage taxes, if any, except that the Buyer shall not be responsible for any expenses incurred in connection with the consent solicitation of the Investors or liquidation of the Partnership. The General Partner estimates that the costs and expenses associated with the consent solicitation of the Investors and with the liquidation of the Partnership will be approximately $308,000.

         The Buyer will pay cash for the purchase of the Travel Plazas and the Mortgage Loan. Financing will be provided to the Buyer with loans (the "Loans") from FFCA Acquisition Corporation (the "Lender"), a wholly owned subsidiary of FFCA. The Buyer has obtained the Commitment Letter from the Lender with respect to the Loans. The Lender's rights and obligations under the Commitment Letter may be assigned to a third-party lender not affiliated with FFCA, the Buyer, TFJ or CFJ Properties.

         The obligation of the Buyer (but not the Partnership) to close the Transaction is conditioned upon the Lender making the Loans as provided in the Commitment Letter. This condition was added to the Purchase Agreements at the Buyer's request. Assuming that all other conditions to the closing have been met, the Partnership will be obligated to consummate the Transaction even if the Buyer elects to fund the purchase of a Travel Plaza from sources other than the Loans. However, in such event, the Buyer would be obligated to pay the Lender a breakup fee equal to 1% of the proposed Loan amount applicable to such Travel Plaza plus the Lender's expenses incurred in connection therewith. See "--Conditions to the Transaction."

         The Lender's obligation under the Commitment Letter to make the Loans and the Related Loans is conditioned upon the satisfaction or waiver of certain conditions on or before November 30, 1998.

         The terms of the Commitment Letter were determined pursuant to arm's-length negotiations between the Lender and Flying J. FFCA (the parent of the Lender) is a New York Stock Exchange-listed company whose primary business purpose is to provide real estate financing to the chain restaurant industry, as well as to the convenience store and automotive service and parts industries.

Conditions to the Transaction

         Consummation of the Transaction is conditioned upon the occurrence of each of the following on or before November 30, 1998:

         (i) approval of the Transaction and the subsequent dissolution of the Partnership by an affirmative vote of Investors holding a majority of Units;

         (ii)  unless  waived  by  the  Buyer,   approval  of  the  Related  PIP
Transactions and the subsequent dissolutions of PIP 86 and PIP II by an affirmative vote of the PIP 86 and PIP II investors;

         (iii) there having been no statute, rule, order or regulation enacted or issued by any governmental authority or by a court, which prohibits the consummation of the Transaction; and

         (iv) unless waived, all of the parties' respective representations and warranties are true as of the closing date of the sale of the Travel Plazas and Mortgage Loan (the "Closing Date") and all covenants have been performed on or before the Closing Date.

         If the Transaction is approved by Investors in the Partnership but not by investors in either of the Related PIP Transactions, the Buyer has the right not to consummate the Transaction. However, the Buyer, at its discretion, may obligate the Company to consummate the Transaction if the Investors approve the Transaction and other conditions to closing are met.

         The obligation of the Buyer (but not the Partnership) to close the Transaction also is conditioned upon the Lender making the Loans as provided in the Commitment Letter. This condition was added to the Purchase Agreements at the Buyer's request. Assuming that all other conditions to the closing have been met, the Partnership will be obligated to consummate the Transaction even if the Buyer elects to fund the purchase of a Travel Plaza from sources other than the Loans. However, in such event, the Buyer would be obligated to pay the Lender a breakup fee equal to 1% of the proposed Loan amount applicable to such Travel Plaza plus the Lender's expenses incurred in connection therewith.

         The Buyer may terminate a Purchase Agreement if: (i) the Partnership breaches a representation, warranty or covenant set forth in the Purchase Agreement; (ii) the Investors do not approve the sale of the Travel Plazas and Mortgage Loan to the Buyer under the terms set forth in this Consent Solicitation Statement and the Purchase Agreements; (iii) the PIP 86 and PIP II investors fail to approve the Related PIP Transactions; (iv) the Lender fails to provide the Loans on the terms and conditions contained in the Commitment Letter; or (v) all of the conditions to the Partnership's obligation to sell the Travel Plazas and the Mortgage Loan have been satisfied and the Partnership fails to close the Transaction.

         The Partnership may terminate a Purchase Agreement if: (i) the Investors do not approve the sale of the Travel Plazas and Mortgage Loan to the Buyer under the terms set forth in this Consent Solicitation Statement and the Purchase Agreements; (ii) the Buyer breaches a representation, warranty or covenant under the Purchase Agreement; or (iii) all of the conditions to the Buyer's obligation to close have been satisfied and the Buyer fails to close the purchase of the Travel Plazas and Mortgage Loan. In the event the Partnership terminates a Purchase Agreement pursuant to (i) above, neither party shall have any further obligation to the other under the Purchase Agreement, with the exception of certain indemnity obligations of the Buyer.

Closing Date

         Consummation of the Transaction shall occur on a date when all of the conditions to closing have been satisfied or waived. The Closing Date is anticipated to be on or before November 30, 1998.

Benefits of Sale of Travel Plazas and Mortgage Loan and
   Liquidation of Partnership; Reasons for the Transaction

         The General Partner believes that the sale of the Travel Plazas and the Mortgage Loan under the terms and conditions set forth in the Purchase Agreements is advisable at this time. At the time the Partnership commenced the Offering in 1991, the Partnership intended to hold its interests in the Travel Plazas for a period of at least 10 years, at which point the lessees could exercise their Options to purchase the Travel Plazas and the Partnership would be liquidated. See "THE PARTNERSHIP." The Options become exercisable beginning on December 2001 in the case of the Wytheville Travel Plaza, January 2003 in the case of the Bakersfield Travel Plaza, and June 2003 in the case of the Ehrenberg Travel Plaza. If the Options are exercised individually, there can be no assurance that the aggregate price paid for all of the Travel Plazas would equal or exceed the Purchase Price. Furthermore, if the Partnership does not sell the Travel Plazas and Mortgage Loan collectively and the lessees exercise their Options individually, this may result in declining assets and revenue for the Partnership. Returns to Investors would likely decrease over time as declining revenues from fewer Travel Plazas are applied against a relatively fixed Partnership expense structure, including fees payable to the General Partner. In 1997, the General Partner received aggregate fees from the Partnership totaling $242,823. The fees payable to the General Partner in the future may be more or less than those paid in 1997, depending on the performance of the Travel Plazas. By selling the Travel Plazas and Mortgage Loan in the Transaction, payment of the ongoing disbursable cash fees to the General Partner is avoided. If the Partnership had been liquidated as of June 30, 1998, the General Partner would not have received any liquidating distributions. See "GENERAL PARTNER COMPENSATION."

         In liquidation, the Partnership will pay off existing liabilities and debts and distribute the net liquidation proceeds to the Investors and the General Partner in accordance with the Partnership Agreement. Existing liabilities and debts of the Partnership are not anticipated to be substantial. It is estimated that the transaction costs and expenses associated with the consent solicitation of the Investors will be approximately $58,500. The costs and expenses associated with the liquidation of the Partnership, including Insurance expenses, will be approximately $249,500. Together, it is estimated that the costs of the Investor consent solicitation and the liquidation of the Partnership will be approximately $308,000.

         An additional benefit of the sale of the Travel Plazas and the Mortgage Loan is that the anticipated estimated liquidating distribution will be substantially higher than recent secondary sale transactions for the Units. See "MARKET FOR UNITS AND RELATED SECURITY HOLDER MATTERS--Secondary Market Information."

         The sale of the Travel Plazas and Mortgage Loan to the Buyer for $27,220,000, followed by a distribution and liquidation of the Partnership, would result in estimated liquidating distributions of approximately $1,004 in cash per Unit.

Detriments of Sale of the Travel Plazas and Mortgage Loan and
   Liquidation of Partnership

         The sale of the Travel Plazas and Mortgage Loan would deprive the Investors of any benefits from possible future appreciation and operation of the Travel Plazas. However, representatives of Flying J have advised the General Partner that the lessees intend to exercise the Options as soon as practicable.

         The sale of all of the Travel Plazas and the Mortgage Loan will result in the liquidation of the Partnership. Upon liquidation, the Investors will cease to receive periodic tax-deferred cash distributions from the Partnership. There can be no assurance that Investors will be able to reinvest their liquidation proceeds in an investment that provides a rate of return similar to the periodic distributions that Investors received from the Partnership. Furthermore, as a result of the sale of the Travel Plazas and Mortgage Loan, Investors will recognize a taxable gain. See "FEDERAL INCOME TAX CONSIDERATIONS."

Partnership Agreement Provisions Regarding Dissolution of Partnership

         The following discussion of the provisions of the Partnership Agreement concerning the dissolution and liquidation of the Partnership is qualified in its entirety by the specific provisions of the Partnership Agreement.

         Pursuant to Section 8.1 of the Partnership Agreement, the Partnership will dissolve upon the occurrence of certain events, including the sale or other disposition at one time of all or substantially all of the Partnership assets. After the sale of the Travel Plazas and Mortgage Loan as proposed in this Consent Solicitation Statement, the General Partner will dissolve the Partnership. However, the Partnership will not terminate until the Partnership Agreement has been cancelled and the assets of the Partnership have been distributed.

         Section 8.2 of the Partnership Agreement provides that, upon dissolution, the General Partner may cause the Partnership's then remaining assets to be sold in such manner as it, in its sole discretion, determines in an effort to obtain the best prices for the assets. Following the sale of the Travel Plazas and Mortgage Loan, the General Partner does not expect that the Partnership will have any substantial assets other than cash. Pending completion of the sale of assets and the cancellation of the Partnership Agreement, the General Partner will have the right to continue to operate the business of the Partnership and otherwise deal with Partnership assets. The General Partner intends to liquidate the Partnership and distribute the Partnership's assets as soon as practicable following the sale of the Travel Plazas and Mortgage Loan.

         Section 8.2 of the Partnership Agreement also provides that, upon the dissolution of the Partnership, its liabilities will be paid first to third party creditors and then to the General Partner for any loans or advances made by it to the Partnership. Any amounts remaining will be distributed to the General Partner and the Investors in the amount of their respective capital accounts, as adjusted by the provisions of the Partnership Agreement relating to the allocation of profits and losses. As of June 30, 1998, the General Partner's capital account had a deficit balance of approximately $24,000, and the General Partner will be obligated to contribute cash to the Partnership in the amount of the negative balance to the extent that such deficit still exists after allocation of the gain on the sale of the Travel Plazas and Mortgage Loan. Any such cash will be distributed in the foregoing order of priority.

Insurance

         To facilitate a prompt and final liquidating distribution to Investors, the Partnership purchased the Insurance to cover certain liabilities relating to potential securities claims and claims based on the wrongful acts (as determined under the policy) of the Partnership, PIP 86 or PIP II and their respective general partners. No claims are pending against the Partnership and the General Partner is not aware of any threatened claims against the Partnership. The policy provides a maximum aggregate coverage of $25,500,000 with a maximum coverage of $8,500,000 for each of the Partnership, PIP 86 and PIP II. There is a $100,000 deductible per claim, per partnership. The $319,524 cost of the premium has been equally allocated among the Partnership, PIP 86 and PIP II. Of the Partnership's allocated premium, 99% has been allocated to the Investors and paid by the Partnership and 1% has been allocated to and paid by the General Partner. The Insurance policy will be issued at or prior to the date of this Consent Solicitation Statement and coverage thereunder for the Partnership will terminate six years after the Partnership has been terminated under Delaware law.

         The purpose of the Insurance is to protect the Partnership against claims made after its liquidation and dissolution. The General Partner selected the Insurance rather than electing to continue the existence of the Partnership and delaying the final liquidating distribution. Depending on potential claims, this delay and the amounts retained could have been significant. Furthermore, because the Purchase Agreements require the Partnership to indemnify the Buyer for liabilities incurred by the Buyer in connection with the consent solicitation of the Investors, the Partnership and the Buyer are additional insureds under the Insurance.

Consent Required

         Section 5.4(b)(i) of the Partnership Agreement requires the consent of the Investors holding more than 50% of Units to dispose of all or substantially all of the assets of the Partnership. The Transaction and the subsequent liquidation of the Partnership therefore requires the affirmative vote of Investors holding a majority of Units pursuant to the consent procedures described herein. See "CONSENT PROCEDURES." Investors voting against the Transaction do not have dissenters' rights or any rights of appraisal.

Related Sale of Pip 86 and Pip Ii Travel Plazas to the Buyer

         The investors of PIP 86 and PIP II are being asked to approve the sale of the assets of their respective partnerships to the Buyer in the Related PIP Transactions at the time of the sale of the Travel Plazas to the Buyer pursuant to the Purchase Agreements. Consent solicitation statements relating to the sale of the PIP 86 and PIP II assets to the Buyer have been filed with the SEC and mailed to the PIP 86 and PIP II investors simultaneously with the mailing of this Consent Solicitation Statement and are available to Investors upon request. Requests should be directed to Investor Services, FFCA Participating Management Company Limited Partnership, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (602) 585-4500.

Accounting Treatment

         The proposed sale of the Travel Plazas and Mortgage Loan will be treated as a sale of the real estate and related assets under the full accrual method. Under this method of accounting, profit is recognized in full when the sale is consummated. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

Regulatory Requirements

         No federal or state regulatory requirements, other than applicable requirements related to federal and state securities laws, if any, must be complied with in order to complete the sale of the Travel Plazas and Mortgage Loan, and no regulatory approvals must be obtained in order to complete the sale. In addition, Investors will not have dissenter's right in the event the Transaction is approved.

Recommendation of the General Partner

         THE GENERAL PARTNER HAS APPROVED THE TRANSACTION AND RECOMMENDS THAT INVESTORS CONSENT TO THE PROPOSAL TO SELL THE TRAVEL PLAZAS AND MORTGAGE LOAN AND DISSOLVE THE PARTNERSHIP BY MARKING THE "FOR" BOX ON THE ENCLOSED CONSENT CARD.

                                    FAIRNESS

         Based upon its analysis of the Transaction, the General Partner reasonably believes that the terms of the Transaction, when considered as a whole, are fair to the Partnership and the

Investors. The General Partner has based its determination as to the fairness of the Transaction on several factors, including but not limited to: (i) the amount of the cash consideration to be received for the Travel Plazas and Mortgage Loan, (ii) prices received recently for Units in the secondary market, including third party tender offers, (iii) the opportunity for each Investor to vote in favor of or against the Transaction and the subsequent dissolution of the Partnership, (iv) the Appraisals, and (v) the fact that all of the Options will be fully exercisable by June 2003. See "THE TRANSACTION--Benefits of Sale of Travel Plazas and Mortgage Loan and Liquidation of Partnership; Reasons for the Transaction" and "APPRAISALS."

         In particular, the General Partner considered the fact that the sale of the Travel Plazas and Mortgage Loan to the Buyer for $27,220,000, followed by a distribution and liquidation of the Partnership, would result in estimated liquidating distributions of approximately $1,004 in cash per Unit. At June 30, 1998, each Investor's adjusted capital contribution was $964.16 per Unit. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION." The anticipated estimated liquidating distribution also would be substantially higher than recent secondary sale transactions for the Units. See "MARKET FOR UNITS AND RELATED SECURITY HOLDER MATTERS--Secondary Market Information."

         The terms and conditions of the Purchase Agreements were determined pursuant to arm's-length negotiations between the General Partner and Flying J.

                                   APPRAISALS

         The Partnership has received the 1996 Appraisal and the 1997 Appraisal from Cushman & Wakefield, copies of which are available upon request. The following summary of the Appraisals is qualified in its entirety by the specific provisions set forth therein. The General Partner has not made any contacts, other than as described in this Consent Solicitation Statement, with any outside party regarding the preparation by the outside party of an opinion as to the fairness of the Transaction, an appraisal of the Partnership or its assets, or any other report with respect to the Transaction.

         Cushman & Wakefield is a nationally recognized, independent and fully diversified real estate firm with extensive valuation experience. The General Partner elected to retain Cushman & Wakefield to render the Appraisals because of its valuation experience and because it has rendered appraisals using similar methodologies to affiliates of the General Partner since 1981 and to the Partnership regarding the Travel Plazas and Mortgage Loan since the inception of the Partnership. The General Partner and its affiliates have no contract, agreement or understanding with Cushman & Wakefield regarding any future engagement.

         The valuation in the Appraisals addressed the market value of the leased fee and mortgagee's interest in the Travel Plazas as a going concern. Cushman & Wakefield determined that the highest and best use of the Travel Plazas is their continued use as travel plazas. The 1996 Appraisal concluded that the market value of the leased fee and mortgagee's interest in the Travel Plazas as of December 31, 1996, was $27,220,000. The 1997 Appraisal concluded that the market value of the leased fee and mortgagee's interest in the Travel Plazas as of

December 31, 1997, was $26,510,000. The Appraisals did not render an opinion as to the value of other assets or liabilities of the Partnership.

         The Transaction is based upon the agreement in principle between the General Partner and Flying J reached in December 1997 that the purchase price for the Travel Plazas and Mortgage Loan, after taking into account any sale of assets, would be the appraised value of the Travel Plazas, including the Partnership's interest in the Mortgage Loan, as set forth in the 1996 Appraisal. This agreement was subject to the condition that the 1997 Appraisal for the Partnership would not vary by more than 5% from the 1996 Appraisal. The difference between the 1996 Appraisal and 1997 Appraisal was approximately 2.6%. The agreement was further subject to the condition that the appraised value as of December 31, 1997 of the PIP Travel Plazas (which include the travel plazas of PIP 86 and PIP II) also did not vary by more than 5% from their December 31, 1996 appraisal value. The difference between December 31, 1996 and December 31, 1997 appraisals for the PIP Travel Plazas did not vary by more than 5% with respect to the Partnership, PIP 86 and PIP II on a combined basis.

                               THE TRAVEL PLAZAS

         The Partnership acquired the Travel Plazas during the years 1991 through 1993 with the net proceeds received by the Partnership in the Offering and without borrowings by the Partnership. The Partnership proposes to sell the Travel Plazas in the Transaction.

         The Travel Plazas, divided into sections which serve both the commercial and non-commercial traveler, generally offer a multi-use, full-service operation including fuel facilities for the storage and sale of automotive and diesel fuels, a 24-hour restaurant, a convenience store, restroom facilities with private showers, and other amenities designed to meet the needs of the trucking industry and the traveling public in general.

         The following is a description of the three Travel Plazas, including the percentage of the Partnership's total assets as of June 30, 1998, represented by such Travel Plaza. The Wytheville and Bakersfield Travel Plazas are leased to CFJ Properties. With respect to the Ehrenberg Travel Plaza, the land is leased to TFJ and the building is financed by TFJ with Mortgage Loan from the Partnership to TFJ. TFJ is an affiliate of Flying J.

         Wytheville, Virginia. (29.8% of total assets). The Wytheville Travel Plaza is a full-service travel plaza, built on a parcel consisting of approximately 16.831 acres located at the interchange of Frontage Road and Interstates 81 and 77.

         Bakersfield, California. (22.5% of total assets). The Bakersfield Travel Plaza is an existing full-service travel plaza, opened in January 1992, located on a parcel consisting of approximately 15.4 acres at the Merced Avenue exit of California Highway 99.

         Ehrenberg, Arizona. (44.1% of total assets). Located at the Arizona/California border on Interstate 10, the Ehrenberg Travel Plaza is an existing operation opened in May 1988. The two-story travel plaza is situated on an approximate 11.7 acre tract of land in the County of La Paz (formerly Yuma), Arizona.

         Independent of the Partnership, the Initial Limited Partner has no interest in any real or personal property.

                                    INDUSTRY

         The travel plaza/truckstop industry is both highly competitive and highly fragmented. The Partnership's lessees are competing with, among others, National Auto/Truckstops, Petro and Pilot Corporation, as well as other national, regional and local truckstop operators, some of which may have substantially greater financial resources than the lessees. The Partnership's lessees also compete with other entities that provide hospitality goods and services to the trucking industry and traveling public in general. The major competitive factors include, among others, location, ease of access, brand identification, pricing, product and service selections, customer service, store appearance, cleanliness and safety. The Flying J Travel Plaza facilities owned by the Partnership offer a full-service operation, generally including fuel facilities, a restaurant, a convenience store and other amenities for use by the trucking industry and traveling public in general. Flying J reports that the Flying J travel plaza network consists of more than 100 facilities across the U.S. interstate highway system. The Travel Plaza sites have been selected based on traffic patterns and volumes, and access to interstate highways, among other criteria.

         According to the American Trucking Association, the trucking industry generated more than $345 billion in gross freight revenues, representing 82% of the nation's freight bill in 1996. This was up 4% from the prior year. Over 21 million commercial trucks registered in the United States consume approximately 41 billion gallons of fuel annually. The General Partner believes the trucking industry is sensitive to certain aspects of the general economic environment, such as retail sales; the level, direction and rate of change in inventories; international trade; vendor performance; the cost and availability of fuel; labor issues; and technology. The trucking industry is also affected by various government policies, including economic regulations; vehicle size and weight regulations; and health, safety and environmental protection regulations. In particular, the profitability of the businesses operated at the Travel Plazas are substantially dependent upon the margins available from the sale of fuel and availability of fuel supplies. These factors also may influence the competitive posture of one mode of transportation compared to others; however, the trucking industry has presented itself as an affordable and timely alternative to other methods of transportation such as air freight and rail, particularly for short hauls.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The Partnership was formed to purchase new and existing "Flying J Travel Plaza" facilities, including land, buildings and equipment to be leased on a net basis to Flying J and certain franchises of FJFI. The General Partner of the Partnership is FFCA Participating Management Company Limited Partnership, a Delaware limited partnership. FFCA III is the managing general partner of the General Partner. The other general partners of the General Partner are TMI, Mr. Morton Fleischer and Mr. Paul Bagley. The Partnership proposes to sell the Travel Plazas in a transaction with an unaffiliated buyer. The sale of the Travel Plazas will give rise to the liquidation of the Partnership in accordance with the Partnership Agreement. Dissolution of the Partnership is effective upon the closing of the Transaction, but the Partnership does not terminate until the remaining assets of the Partnership have been distributed as provided in the Partnership Agreement.

         Set forth below is unaudited historical and pro forma financial information for the Partnership as of June 30, 1998. The pro forma balance sheet information has been prepared assuming that the sale of the Travel Plazas and Mortgage Loan and the liquidation of the Partnership occurred on June 30, 1998, and includes estimates of transaction costs and other costs to be incurred in connection with the liquidation of the Partnership. The pro forma financial information has been prepared assuming a sale price of $27,220,000 based on the Purchase Agreements.

         The pro forma information is based on the historical financial information of the Partnership and should be read in conjunction with the historical financial statements and notes of the Partnership included in this Consent Solicitation Statement. In the opinion of management, all material adjustments necessary to reflect the effects of the Transaction have been made.

         The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Transaction had been consummated in the period presented, or on any particular date in the future, nor does it purport to represent the financial position for future periods.

                        UNAUDITED PRO FORMA BALANCE SHEET
                        ---------------------------------
                               AS OF JUNE 30, 1998
                               -------------------

                                                             Historical         Adjustments        Pro Forma
                                                             ----------         -----------        ---------


ASSETS
------
Cash and cash equivalents                                   $    624,687      $ 26,179,100(2)      $26,803,787

Receivables from lessees                                          49,000           (49,000)(3)              --

Mortgage loan interest receivable                                 45,208           (45,208)(3)              --

Deferred costs                                                     4,888            (4,888)(5)

Mortgage loan receivable                                       7,750,000        (7,750,000)(1)              --

Property subject to operating leases                          11,922,394       (11,922,394)(1)              --
                                                            ------------      ------------         -----------

                Total assets                                $ 20,396,177      $  6,407,610         $26,803,787
                                                            ============      ============         ===========



LIABILITIES AND PARTNERS' CAPITAL
---------------------------------

Distribution payable to limited partners                    $    579,520      $   (579,520)(4)     $        --

Rental deposits and other                                        252,467          (252,467)(4)              --
                                                            ------------      ------------         -----------

                Total liabilities                                831,987          (831,987)                 --
                                                            ------------      ------------         -----------

Partners' capital (deficit):
    General partner                                              (23,925)           23,925(1)               --
    Limited partners                                          19,588,115         7,215,672(1)       26,803,787
                                                            ------------      ------------         -----------

                Total partners' capital                       19,564,190         7,239,597          26,803,787
                                                            ------------      ------------         -----------

                Total liabilities and partners' capital     $ 20,396,177      $  6,407,610         $26,803,787
                                                            ============      ============         ===========

          The accompanying notes are an integral part of this unaudited pro forma balance sheet.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                   ------------------------------------------
                                  JUNE 30, 1998
                                  -------------


1)     Pro forma Adjustments to Partners' Capital:
       -------------------------------------------

       The pro forma adjustments to Partners' Capital reflect the sale of the Travel Plazas, receipt of cash proceeds and recognition of related gain in accordance with the Partnership Agreement. The pro forma effects of the proposed sale of the Travel Plazas and the liquidation are calculated as follows:

       Proceeds from sale of Travel Plazas and payoff of mortgage loan        $27,220,000
       Book value of Travel Plazas sold and mortgage loan balance              19,672,394
                                                                              -----------

       Gross gain on sale of Travel Plazas                                      7,547,606

       Less: Consent solicitation costs of the proposed sale of Travel Plazas     (58,509)
                                                                              -----------


             Net pro forma effect of sale on Partners' Capital                $ 7,489,097
                                                                              ===========

       The following is an analysis of the pro forma effect of the resulting partnership liquidation on Partners' Capital:

                                                              General       Limited
                                                              Partner       Partners         Total
                                                              -------       --------         -----
       Net pro forma effect of sale on Partners' Capital      $26,420      $7,462,677     $7,489,097
       Net pro forma effect of liquidation costs               (2,495)       (247,005)      (249,500)
                                                              -------      ----------     ----------

              Pro forma effect on Partners' capital           $23,925      $7,215,672     $7,239,597
                                                              =======      ==========     ==========

       The pro forma adjustment for liquidation costs reflects the estimated costs to be incurred to liquidate the Partnership, such as legal, accounting, insurance and other liquidation costs.

2)     Pro forma Adjustments to Cash:
       ------------------------------

       The pro forma adjustments to cash reflect the following:

           Proceeds from sale of Travel Plazas and payoff of mortgage loan            $27,220,000
           Consent solicitation costs of the proposed sale of Travel Plazas               (58,509)
           Adjustment for consent solicitation costs paid as of June 30, 1998               4,888
           Collection of receivables                                                       94,208
           Payment of second quarter 1998 distribution to limited partners               (579,520)
           Payment of rental deposits and other liabilities                              (252,467)
           Payment of costs incurred to liquidate                                        (249,500)
                                                                                      -----------
                Net pro forma effect on cash                                          $26,179,100
                                                                                      ===========

3)     Pro forma adjustments to receivables:
       -------------------------------------

       Receivables from lessees are due from the Buyer and its affiliates. These amounts will be collected prior to liquidation of the Partnership.


4)     Pro forma adjustments to liabilities:
       -------------------------------------

       The pro forma adjustments reflect the payment of the regular quarterly cash distributions payable to the limited partners, the refund of rental deposits to the lessees and the payment of other payables to third party creditors.


5)     Pro forma adjustments to deferred costs:
       ----------------------------------------

       The pro forma adjustment reflects the recognition of deferred consent solicitation costs incurred and paid as of June 30, 1998 related to the sale of the Travel Plazas.

                             SELECTED FINANCIAL DATA

               The  selected  financial  information  set  forth  below has been derived from the Partnership's financial statements included herein and published financial statements of the Partnership previously filed with the SEC and not appearing herein. The Partnership's financial statements for each of the years ended December 31, 1997, 1996 and 1995 have been audited by Arthur Andersen LLP, independent public accountants. The unaudited financial data for the six months ended June 30, 1998 and 1997, include all adjustments that the General Partner considers necessary for a fair presentation of the financial position and the results of operations for those periods. The selected financial data set forth below do not purport to be complete and should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Partnership's financial statements and notes thereto included elsewhere in this Consent Solicitation Statement.

                              Six Months Ended
                              ----------------
                                  June 30,                              Year Ended December 31,
                                  --------                              -----------------------
                                (unaudited)

                             1998          1997          1997          1996          1995          1994          1993
                             ----          ----          ----          ----          ----          ----          ----
Revenues                 $ 1,347,900   $ 1,320,655   $ 2,681,670   $ 2,636,853   $ 2,648,938   $ 2,634,461   $ 2,219,419
Net Income                   946,670       946,681     1,893,355     1,891,905     1,889,914     1,889,998     1,536,414
Net Income Per Unit            35.09         35.09         70.18         70.13         70.05         70.05         56.95
Total Assets              20,396,177    20,842,821    20,620,916    21,078,466    21,516,076    21,985,630    22,349,710
Distributions of Cash
 From Operations to
 Investors                 1,158,832     1,158,843     2,317,679     2,317,702     2,317,771     2,317,855     1,742,185
Distributions of Cash
 From Operations Per
 Unit                          43.39         43.39         86.77         86.78         86.78         86.78         65.23
Return of Capital to
 Investors                        --            --            --            --            --            --       127,500
Return of Capital Per
 Unit                             --            --            --            --            --            --          4.77

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

       The Partnership received $26,709,000 in gross proceeds from its public offering of the Units. After deducting organizational and offering expenses, including sales commissions, the Partnership had $23,012,902 in net proceeds for investment in properties. As of June 30, 1993, the Partnership had used approximately $22,390,000 to acquire or finance three travel plazas. The rental and mortgage interest payments from lessees of the Travel Plazas are the Partnership's primary sources of income.

       The Partnership declared cash distributions from operations to Investors of $579,416 for each of the quarters ended June 30, 1998 and March 31, 1998. As of June 30, 1998, the Partnership had cash and marketable securities with a maturity of three months or less generally collateralized by United States government obligations aggregating $624,687 of which $579,318 was paid out to the Investors in July 1998 as their distribution from operations for the second quarter of 1998. The remaining cash will be held by the Partnership for reserves. The Partnership uses the rental and mortgage interest revenues from its properties to meet its cash needs, and it is anticipated that such revenues will be sufficient to meet all of the Partnership's expenses and provide cash for distributions to the Investors.

       The Partnership pays an affiliate of the General Partner for the maintenance of the books and records of the Partnership and for computer, investor and legal services performed for the Partnership. During 1997, the affiliate of the General Partner completed the design of a new accounting information system that was begun in 1996 and was successfully implemented on January 1, 1998. The new system is "Year 2000" compliant, which means that the system will be able to handle any dates that refer to the 21st century. By the end of 1998, all of the affiliate's significant information systems that would impact the Partnership will be "Year 2000" compliant. If the Transaction occurs, all of the Partnership's assets will be sold, which will result in the dissolution of the Partnership and the liquidation of the remaining Partnership assets, net of liabilities. Under these circumstances, the "Year 2000" issue is not anticipated to have any effect on the Partnership.

       The General Partner knows of no other trends, demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in the Partnership's liquidity increasing or decreasing in any material way.

       The Initial Limited Partner serves as the owner of record of the Limited Partnership Interests, the rights and benefits of which are assigned by the Initial Limited Partner to the Investors. The Initial Limited Partner has no other business activity and has no capital resources.

Results of Operations

               The Partnership began acquiring travel plaza properties using the net proceeds of the offering in 1991. As of June 30, 1993, the Partnership was fully invested in travel plazas. The

Partnership received or accrued 100% of the lease and interest payments due it from its lessees during the six months ended June 30, 1998 and 1997 and during the years ended December 31, 1997, 1996 and 1995.

       Six Months Ended June 30, 1998 Compared to the Six Months Ended June 30, 1997. During the six months ended June 30, 1998 (the period), the Partnership received base rental revenue and mortgage loan interest income pursuant to its travel plaza lease and loan arrangements in the amount of $1,060,990, which remains unchanged from the prior period (the June quarterly amounts are similarly unchanged). In addition, the Partnership received or accrued participating rentals of $274,527 for the six months ended June 30, 1998, representing an increase over participating rentals of $248,322 for the comparable period in 1997. On June 1, 1996, CFJ Properties, which is the lessee of two of the Partnership's Travel Plazas, terminated its relationship with a large third party billing company for the trucking industry. The billing company requested changes to its contract that were unacceptable to CFJ Properties' management due to the significant long-term ramifications of the proposed change on CFJ Properties' future business. This resulted in reduced volume and margins, which contributed to low participating rental revenues in the six months ended June 30, 1997 as compared to the six months ended June 30, 1998. Participating rentals for the June quarterly periods were similarly affected.

       Total expenses for the six months ended June 30, 1998 increased $27,256 over the comparable period of the prior year primarily due to an increase in General Partner fees and operating expenses. As described more fully in the Partnership Agreement, the General Partner's management fee is subordinated to a 9% return to the Investors on their Adjusted Capital Contribution, as defined. The increase in the General Partner's management fee of $14,022 resulted directly from the increase in the Partnership's disbursable cash (generally, cash receipts from operations less cash operating expenses). Operating expenses increased $13,234 during the period due to an increase in administrative expenses related to the proposed transaction. Expenses for the June quarterly periods were similarly affected. Net income for the six months ended June 30, 1998 remained relatively unchanged from the comparable period in 1997.

       Fiscal Year Ended December 31, 1997 Compared to Fiscal Year Ended December 31, 1996. The Partnership's total revenues for the year ended December 31, 1997 increased to $2,681,670 from $2,636,853 for the year ended December 31, 1996. The overall increase in revenues is due to an increase in participating rentals. Participating rental revenues increased to $536,509 in 1997 from $492,391 in 1996 due to higher travel plaza sales volumes. In June, 1996, a credit card issuer to Flying J Travel Plaza customers terminated its relationship with the Travel Plazas. This resulted in reduced volume and margins, which contributed to lower participating rental revenues in 1996 as compared to 1997.

       Total Partnership expenses in 1997 were $788,315, representing an increase from $744,948 in 1996. The increase was primarily a result of an increase in General Partner fees of $33,288. As described more fully in the Partnership Agreement, the General Partner's management fee is subordinated to a 9% return to the Investors on their Adjusted Capital Contribution, as defined. The increase in the General Partner's management fee resulted directly from the increase in the

Partnership's disbursable cash (generally, cash receipts from operations less cash operating expenses).

       Net income for the year ended December 31, 1997 amounted to $1,893,355 as compared to $1,891,905 for year ended December 31, 1996.

       Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995. The Partnership's total revenues for the year ended December 31, 1996 decreased to $2,636,853 from $2,648,938 for the year ended December 31, 1995. Revenues decreased between years as a result of a decrease in participating rental revenue of $10,707 which is attributable to decreased overall travel plaza sales related to the termination in June 1996 by CFJ Properties of its relationship with a third party billing company.

       Expenses for 1996 were $744,948 as compared to $759,024 for 1995. This decrease was primarily the result of decreased operating expenses in 1996. Net income for 1996 was $1,891,905 as compared to net income of $1,889,914 for 1995.

Inflation

       Inflation may cause an increase in each Travel Plaza's gross revenues due to price increases. This may cause an increase in rental income because a portion of the lessees' lease payments are computed as a percentage of the lessees' gross revenues. Thus, as gross sales increase the lease payments will also increase. Inflation may also tend to increase the rate of capital appreciation of the Partnership's properties over a period of time as gross rental income from the properties continues to increase. Inflation may, however, have an adverse impact on the profitability of the lessees because of increases in operating expenses. Inflation has no impact on the Initial Limited Partner's activities.

                          GENERAL PARTNER COMPENSATION

       The General Partner is entitled to 1% of all profits, gains, losses, deductions and credits for federal income tax purposes and a total of 1% of all cash flow of the Partnership. The General Partner is also entitled to a subordinated real estate disposition fee under certain circumstances and to be reimbursed for certain expenses as permitted under the Partnership Agreement. If the Partnership had been liquidated as of June 30, 1998, the General Partner would not have received any liquidating distributions. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

       The Initial Limited Partner serves as assignor and initial limited partner without compensation from the Partnership. It is not entitled to any share of the profits, losses or cash distributions of the Partnership. The director and officers of the Initial Limited Partner serve without compensation from the Initial Limited Partner or the Partnership.

              MARKET FOR UNITS AND RELATED SECURITY HOLDER MATTERS

Secondary Market Information

       The Units are not listed on any national or regional securities exchange or quoted in the over-the-counter market. There is no established public trading market for the Units, and it is unlikely that an established public market for the Units will develop. Secondary sales activity for the Units has been limited and sporadic. The General Partner monitors transfers of the Units (i) because the admission of the transferee as a substitute investor requires the consent of the General Partner under the Partnership Agreement, and (ii) in order to track compliance with safe harbor provisions to avoid treatment of the Partnership as a "publicly traded partnership" for federal income tax purposes.

       Set forth in the table that follows is certain information regarding sale transactions in the Units. Such information was obtained from Gemisys Transfer Agents. The transactions reflected in the tables below represent only some of the sale transactions in the Units. There have been other secondary sale
transactions  in  the  Units,   although  specific  information  regarding  such
transactions is not readily available to the General Partner. Because the information regarding sale transactions in the Units included in the tables below is provided without verification by the General Partner and because the information provided does not reflect sufficient activity to cause the prices shown to be representative of the value of the Units, such information should not be relied upon as indicative of the ability of Investors to sell their Units in secondary sale transactions or as to the prices at which such Units may be sold.

       While the General Partner receives some information regarding the prices of secondary sales transactions of the Units, the General Partner does not receive or maintain comprehensive information regarding all activities of all broker/dealers and others known to facilitate secondary sales of the Units. The General Partner estimates, based solely on the transfer records of the Partnership, that the number of Units transferred in sale transactions was as follows:

  Effective
Transfer Date
   as of                 # Sales         Highs         Lows         Averages
-------------            -------         -----         ----         --------

April 1, 1997               5            $850          $850           $850
July 1, 1997                0             N/A          N/A             N/A
October 1, 1997             3            $650          $650           $650
January 1, 1998             60           $870          $650           $725
April 1, 1998               1            $820          $820           $820
July 1, 1998                6            $940          $810           $885

Third Party Tender Offers

       In June and July 1997, Investors in the Partnership received two unsolicited offers to purchase their Units from third parties not affiliated with the General Partner for $400 and $650 per Unit, respectively. The General Partner does not believe these prices reflect the fair value of the Units.

Unitholders

       There were 1,525 record holders of the Units as of the Record Date. As of such date, no person or group was known by the Partnership to own directly or beneficially 5% or more of the outstanding Units of the Partnership. As of the Record Date, Mr. Paul Bagley, an individual general partner of the General Partner and a principal shareholder of FFCA III, which is the managing general partner of the General Partner, owned 10 Units. TMI, which is a corporate general partner of the General Partner, may be deemed to beneficially own 286 Units held by an affiliate as of the Record Date. Except as otherwise discussed above, neither the General Partner nor any of its affiliates owned any Units as of the Record Date.

       The Initial Limited Partner has an interest in the Partnership as a limited partner and it serves as the owner of record of all of the Limited Partnership Interests, the rights and benefits of which have been assigned by the Initial Limited Partner to the Investors. However, the Initial Limited Partner has no right to vote its interest on any matter and it must vote the assigned interests as directed by the Investors. Mr. Fleischer is the sole stockholder of the Initial Limited Partner.

Distributions

       For the two most recent fiscal years and the interim periods ended March 31, and June 30, 1998, the Partnership made the following cash distributions to the Investors:

                                      1998

                                               Per Unit
                                             Distribution                            Total
                                     --------------------------           ------------------------------

  Date of            Number           Cash from                           Cash from
Distribution        of Units         Operations         Capital           Operations             Capital
------------        --------         ----------         -------           ----------             -------
  March 31           26,709            $21.70              --              $579,585                --
  June 30            26,709            $21.69              --              $579,318                --

                                      1997

                                               Per Unit
                                             Distribution                            Total
                                     --------------------------           ------------------------------

  Date of            Number           Cash from                           Cash from
Distribution        of Units         Operations         Capital           Operations             Capital
------------        --------         ----------         -------           ----------             -------
March 31             26,709            $21.69              --              $579,318                --
June 30              26,709             21.70              --               579,585                --
September 30         26,709             21.69              --               579,318                --
December 31          26,709             21.69              --               579,318                --

                                      1996

                                               Per Unit
                                             Distribution                            Total
                                     --------------------------           ------------------------------

  Date of            Number           Cash from                           Cash from
Distribution        of Units         Operations         Capital           Operations             Capital
------------        --------         ----------         -------           ----------             -------
March 31             26,709            $21.70              --               $579,585               --
June 30              26,709             21.69              --                579,318               --
September 30         26,709             21.70              --                579,585               --
December 31          26,709             21.69              --                579,318               --

     Cash from operations, defined as disbursable cash in the Partnership Agreement, is distributed to the Investors. Cash proceeds from the sale of property, when distributed, represent a partial return of the Investors' initial $1,000 per Unit capital contribution. The Adjusted Capital Contribution of an Investor is generally the Investor's initial capital contribution reduced by the cash distributions to the Investor of proceeds from the sale of Partnership properties and reduced by any other cash distributions other than from operations. The Adjusted Capital Contribution per Unit of the Investors, as defined in the Partnership Agreement, was $964.16 as of June 30, 1998.

     Any differences in the amounts of distributions set forth in the above tables from the information contained above in "SELECTED FINANCIAL DATA" are due to rounding the amount of distributions payable per Unit down to the nearest whole cent and carrying any fractional cents forward from one period to the next.

                               CONSENT PROCEDURES

     Pursuant to the Partnership Agreement, only Investors are entitled to consent to matters under the Partnership Agreement. The General Partner is not entitled to vote. The Initial Limited Partner is the holder of all of the Limited Partnership Interests in the Partnership. On the Record Date there were, and on the Consent Date there will be, 26,709 Units representing interests in the Limited Partnership Interests held by Investors.

     Each Limited Partnership Interests is entitled to one vote on the Consent Date. Pursuant to Sections 7.3 and 11.1 of the Partnership Agreement, each Investor will be entitled to direct the Initial Limited Partner to vote on the Consent Date (and the Initial Limited Partner is required to vote in accordance with the Investor's direction) the number of Units held by the Investor. A reference in this Consent Solicitation Statement to a consent or vote with respect to Units shall refer to such directions given to the Initial Limited Partner by the Investors of the Units by a properly executed Consent Card or subsequent revision thereof. The Initial Limited Partner has no right to vote its interest in the Partnership.

     Each Investor reflected on the books and records of the Partnership and the Initial Limited Partner at the close of business on the Record Date will be entitled to vote its Units regarding the proposal submitted for approval. If an Investor validly transfers one or more Units after returning its Consent Card, the new Investor may revoke or revise, before the Consent Date, the transferor Investor's Consent Card with respect to the transferred Units under the procedures described herein for revoking or revising a Consent Card.

     Mr. Paul Bagley, an individual general partner of the General Partner and a principal shareholder of FFCA III, which is the managing general partner of the General Partner, owned 10 Units as of the Record Date. TMI, which is a corporate general partner of the General Partner, may be deemed to beneficially own 286 Units held by an affiliate as of the Record Date. Otherwise, neither the General Partner nor any of its affiliates hold, or will hold as of the Consent Date, any Units.

     An affirmative vote of a majority of the Limited Partnership Interests, and thus an affirmative vote of a majority of Units, is required for approval of the proposal being submitted for a vote. Abstentions are counted in tabulations of the proposal but are not deemed to be affirmative votes. Directions provided to the Initial Limited Partner by the consent procedures described herein will be tabulated by an automated system administered by D.F. King & Co., Inc.

     This consent solicitation is being made by mail on behalf of the General Partner, but may also be made without additional remuneration by officers or employees of the General Partner by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Consent Solicitation Statement and the enclosed Consent Card and Notice of Consent Solicitation, and any additional material relating to the proposal to be consented to on the Consent Date which may be furnished to Investors by the General Partner subsequent to the furnishing of this Consent Solicitation Statement, has been or will be borne by the Partnership as permitted by the Partnership Agreement. The Partnership will reimburse banks and brokers who hold Units in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the consent materials to those persons for whom they hold such Units. Supplementary solicitations may be made by mail, telephone or interview by officers of the Partnership or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material. In addition, the Partnership has retained D.F. King & Co. to solicit Consents from Investors by mail, in person and by telephone. The Partnership will pay D.F. King & Co. a fee for its services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the consent solicitation, which are estimated to be approximately $15,000.

                        FEDERAL INCOME TAX CONSIDERATIONS

     Kutak Rock, counsel for the General Partner ("Counsel"), has rendered an opinion regarding the material federal income tax consequences associated with the sale of the Travel Plazas and Mortgage Loan, which are summarized in this section and which may affect Investors who are individuals and citizens or residents of the United States. The following discussion further briefly summarizes such issues, which may affect certain Investors which are tax-exempt persons. This summary was prepared by Counsel and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated or proposed thereunder (the "Regulations") and published rulings and court decisions, all of which are subject to changes which could adversely affect the Investors. Each Investor should consult his own tax advisor as to the specific consequences of the proposed Transaction, and the transactions related thereto, that may apply to such Investor. No ruling from the Internal Revenue Service ("IRS") or from any other taxing authority will be sought or obtained as to any of the following tax issues, and neither the IRS nor the courts are bound by the discussion set forth below.

Opinions of Counsel

     Counsel has rendered its opinion to the Partnership concerning the material federal income tax consequences relating to the Transaction and the related transactions. Subject to the limitations and qualifications described below, Counsel has opined that as of the date hereof, the Partnership will be characterized as a partnership rather than as an association taxable as a corporation for federal income tax purposes and that the Transaction, if consummated, will be a taxable transaction in which gain or loss is recognized in full. Such opinions are based in part upon certain representations of the General Partner. In addition, Counsel has rendered its opinion to the effect that this discussion, which represents the material federal income tax consequences associated with the Transaction, and which may affect Investors who are individuals and citizens or residents of the United States, is correct to the extent such discussion describes provisions of the Code or interpretations thereof.

Federal Income Tax Characterization of the Partnership

     Under Section 7701 of the Code and the Regulations promulgated thereunder, certain eligible entities are entitled to elect to be treated as a partnership or as a corporation for federal income tax purposes. Among the types of entities which are not eligible to elect to be treated as a partnership are publicly traded partnerships, as described in Section 7704 of the Code.

     For this purpose, a partnership will be considered publicly traded if its interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.

     Counsel has delivered its opinion to the Partnership to the effect that as of the date hereof the Partnership is characterized as a partnership for federal income tax purposes. Such opinion is based in part upon a number of representations by the General Partner, including a representation concerning the number of Units in the Partnership which were traded in each year. If the IRS were to successfully challenge the federal income tax characterization of the Partnership, gain or loss recognized as a result of the Transaction would be taken into account by the Partnership rather than the Investors and, in addition, distributions of the proceeds thereof likely would be taxable to the Investors as dividends.

Tax Consequences of the Transaction

     In connection with the Transaction, the assets of the Partnership will be transferred to the Buyer in return for cash. The Partnership then will immediately liquidate and distribute its share of such cash to the Investors. Each Investor will be required to recognize a share of the income or loss of the Partnership for its final taxable year, subject to the limits described below, including gain or loss recognized as a result of the Transaction. Each Investor will receive a final Schedule K-1 from the Partnership as soon as practical after the liquidation of the Partnership. As described above, the Transaction will constitute a taxable transaction in which gain or loss will be recognized in full.

     The amount of gain or loss recognized by the Partnership will equal its share of the difference between (i) the sum of the amount of cash received as a result of the Transaction and the amount of any liabilities assumed by the Buyer, and (ii) the adjusted tax basis of its assets including the Travel Plazas. The amount of gain or loss recognized by the Partnership as a result of the Transaction will be allocated among its partners in accordance with the terms of the Partnership Agreement. Each Investor will take into account his share of such gain or loss regardless of whether he voted in favor of the Transaction.

     Under the provisions of Section 1060 of the Code, in the event of a sale of assets that constitute a trade or business, for purposes of calculating gain or loss, the seller will be required to segregate its assets into certain classes. The consideration to be received for such assets will be allocated among the classes and among assets of a particular class in accordance with their respective fair market values. The General Partner believes that the allocation to be used by the Partnership in connection with the Transaction represents the fair market values of its assets. If the IRS were to successfully challenge such allocation, the amount of ordinary income to be recognized by the Partnership could be increased.

     The Partnership has not made an election under Section 754 of the Code. This election, if made, would permit the Partnership to adjust the basis of its assets to reflect the price paid by a purchaser of Units. Because this election has not been made, the amount of gain or loss recognized by the Partnership as a result of the Transaction will be determined solely by reference to the tax basis of the assets and not by the purchase price paid by any Investor for his

Units. The allocation by the Partnership of each Investor's gain or loss in connection with the Transaction will be determined by reference to the basis of the Partnership in its underlying assets rather than by reference to the basis of an Investor's Units. However, as described in greater detail below, the amount of gain actually recognized by an Investor as a result of the liquidation of the Partnership will be determined in part by reference to the tax basis of his Units.

     Except as with respect to recapture income described below, gains or losses recognized as a result of the Transaction will be treated as realized from the sale of assets used in a trade or business within the meaning of Section 1231 of the Code. Each Investor will be required to net his gain or loss from the Transaction with gains or losses of Section 1231 assets from other sources. If the result of such netting is a loss, such loss will be treated as an ordinary loss. Conversely, if the result of such netting is a gain, such gain will be treated as a capital gain. In certain cases, Section 1231 gain, which otherwise would be treated as capital gain, will be recharacterized as ordinary income to the extent of losses from Section 1231 assets recognized during any of the five preceding years. Each Investor should consult his own tax advisor concerning the application of the provisions of Section 1231 of the Code. All or a portion of any gain attributable to personal property recognized by the Partnership as a result of the Transaction will be characterized as ordinary income. Gain recognized as a result of the Transaction will be treated as passive income under the provisions of Section 469 of the Code.

     As a general matter, each Investor will aggregate his share of Section 1231 gain derived from the Transaction with Section 1231 gain or loss from other sources. Any net gain will be taxed at the rates applicable to capital gains, which currently is 20%. However, a portion of the gain to be recognized as a result of the sale of the real property equal to the Partnership's depreciation deductions with respect thereto will be subject to tax at a rate of 25%. The General Partner expects that gain to be recognized as a result of the sale of the personal property will be characterized as ordinary income.

     The Transaction will not result in the recognition of material unrelated business taxable income ("UBTI") by any tax-exempt Investor which does not hold Units in the Partnership either as a "dealer" or as debt-financed property within the meaning of Section 514, and is not an organization described in Code
Section 501(c)(7) (social clubs), 501(c)(9) (voluntary employees' beneficiary associations), 501(c)(17) (supplemental unemployment benefit trusts) or 501(c)(20) (qualified group legal services plans). The four classes of exempt organizations noted in the previous sentence may recognize gain or loss on the Transaction.

     Upon consummation of the Transaction, the General Partner intends to liquidate the Partnership and distribute the net proceeds to its Investors. The taxable year of the Partnership will end at such time and each Investor in the Partnership must report, in his taxable year that includes the Transaction, his share of all income, gain, loss, deduction and credit for such Partnership through the date of the Transaction (including gain or loss resulting from the Transaction as described above). Each Investor whose taxable year is not a calendar year could be required to take into income in a single taxable year his share of income of the Partnership attributable to more than one of its taxable years.

     The Partnership's share of the net proceeds of the Transaction will be distributed among the Investors and the general partners in a manner which will be on a pro rata basis based on their respective capital account balances adjusted to reflect the gain or loss recognized as a result of the Transaction. The Investors will be required to recognize gain as a result of the distribution of cash in liquidation of the Partnership only to the extent such distribution exceeds the basis of their Units. If the amount of cash distributed in liquidation of the Partnership is less than the basis of an Investor in his Units, such Investor will be permitted to recognize a loss to the extent of such excess.

     The sale of the Travel Plazas and Mortgage Loan will constitute a taxable transaction for federal income tax purposes. The General Partner expects that a taxable gain of approximately $270 per Unit will result from the sale of the Travel Plazas and Mortgage Loan, a majority of which will be Section 1231 or capital gain. This gain is principally the result of depreciation deductions, the benefit of which was received by the Investors during the life of the Partnership. In the case of Units assigned during the year in which the Transaction occurs, gain will be allocated among the transferor and transferee thereof based on the number of days of the year each held such interest. Each Investor will be required to take into account a share of the gain recognized as a result of the sale of the Travel Plazas whether or not such Investor voted in favor of the Transaction. Each Investor will receive a final Schedule K-1 from the Partnership reflecting this taxable gain.

     In addition, as a result of the subsequent liquidation of the Partnership, the General Partner expects that each Investor who acquired his Units in the initial offerings thereof will recognize a capital loss of approximately $129 per Unit. Investors who purchased their Units after the initial offerings may have a tax basis in their Units different from that of Investors who acquired their Units in the initial offerings. As a result, such Investors may recognize a different amount of loss from liquidation of the Partnership than Investors who purchased Units in the initial offerings. If the sale of the Travel Plazas and Mortgage Loan and the subsequent liquidation of the Partnership happen in the same taxable year, the loss from liquidation would partially offset the gain from the sale of the Travel Plazas described above.

Taxation of Tax-Exempt Investors

     As a general matter, persons who are exempt from tax under the provisions of Section 501 of the Code will be entitled to exclude from the calculation of UBTI any capital gains, unless the properties to which the gains are attributable are subject to acquisition indebtedness. Acquisition indebtedness includes debt incurred to purchase or improve property and certain debt incurred either before or after the acquisition or improvement of such property. The Travel Plazas are not subject to acquisition indebtedness. Any gain recharacterized as ordinary income under the provisions of Section 1245 of the Code will be required to be included in the calculation of UBTI by Investors who are tax-exempt persons. The General Partner anticipates that the Transaction will not generate a material amount of UBTI for tax-exempt Investors. Each Investor who is a tax-exempt person should consult his own tax advisor concerning the recognition of UBTI as a result of the Transaction.

State Tax Consequences and Withholding

     The Partnership may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Partnership and its partners may not conform to the federal income tax consequences discussed above. Consequently, Investors should consult their own tax advisors regarding the effect of state and local tax laws on the Transaction.

                        ANNUAL REPORT AND OTHER DOCUMENTS

     The Partnership will, upon written request and without charge (excluding exhibits thereto), provide by first-class mail within three business days of receipt of such request to any person solicited hereunder a copy of the Partnership Agreement, the Appraisals, the tax opinion of Counsel and the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998, as filed with the Securities and Exchange Commission. Requests should be addressed to FFCA Participating Management Company Limited Partnership, Investors Services, at 17207 North Perimeter Drive, Scottsdale, Arizona 85255.

                                  OTHER MATTERS

     No other business is to be presented for consideration on the Consent Date, other than that specified in the Notice of Consent Solicitation.

                       NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Partnership whether other persons are the beneficial owners of the Units for which consents are being solicited from you, and, if so, the number of copies of this Consent Solicitation Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Units.

     IT IS IMPORTANT THAT CONSENTS BE RETURNED PROMPTLY. INVESTORS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF CONSENT AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR CONSENT PROMPTLY YOU CAN HELP THE PARTNERSHIP AVOID THE EXPENSE OF FOLLOW-UP MAILINGS. AN INVESTOR MAY REVOKE OR REVISE A PRIOR CONSENT AND DIRECT THE INITIAL LIMITED PARTNER TO VOTE LIMITED PARTNERSHIP INTERESTS CORRESPONDING TO THE NUMBER OF THE INVESTOR'S UNITS AS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT.

                               FFCA PARTICIPATING MANAGEMENT
                               COMPANY LIMITED PARTNERSHIP

                               By: Franchise Finance Corporation of America III,
                                   Managing General Partner

                                    By: /s/ Morton H. Fleischer
                                       -----------------------------------------
                                        Morton H. Fleischer, President and
                                        Chief Executive Officer

Scottsdale, Arizona
Dated:  September 11, 1998

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                 Page
                                                                                                 ----

Report of Independent Public Accountants ......................................................   F-2

Financial Statements

       Balance Sheets - December 31, 1997 and 1996 ............................................   F-3

       Statements of Income for the Years ended December 31,
       1997, 1996 and 1995 ....................................................................   F-4

       Statements of Changes in Partners' Capital for the Years ended
       December 31, 1997, 1996 and 1995 .......................................................   F-5

       Statements of Cash Flows for the Years ended
       December 31, 1997, 1996 and 1995 .......................................................   F-6

       Notes to Financial Statements ..........................................................   F-7

       Schedule III - Schedule of Real Estate and Accumulated Depreciation as
       of December 31, 1997 ...................................................................   F-11

       Report of Independent Public Accountants to
       FFCA/PIP III Investor Services Corporation .............................................   F-13

       Balance Sheet - December 31, 1997 for FFCA/PIP III Investor Services Corporation .......   F-14

       Notes to Balance Sheet for FFCA/PIP III Investor Services Corporation ..................   F-15

Unaudited Financial Statements

       Balance Sheets - June 30, 1998 and December 31, 1997 ...................................   F-16

       Statements of Income for the Three and Six Months ended June 30, 1998
       and 1997 ...............................................................................   F-17

       Statement of Changes in Partners' Capital for the Six Months ended
       June 30, 1998 ..........................................................................   F-18

       Statements of Cash Flows for the Six Months ended
       June 30, 1998 and 1997 .................................................................   F-19

       Balance Sheet - June 30, 1998 for FFCA/PIP III Investor Services Corporation ...........   F-20

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Participating Income Properties III Limited Partnership:

We have audited the accompanying balance sheets of PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP (a Delaware limited partnership) as of December 31, 1997 and 1996, and the related statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and the schedule referred to below are the responsibility of the partnership's general partner. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Participating Income Properties III Limited Partnership as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of Real Estate and Accumulated Depreciation is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects in relation to the basic financial statements taken as a whole.


ARTHUR ANDERSEN LLP

Phoenix, Arizona,
      January 6, 1998, (except with respect to the matter discussed in Note 7, as to which the date is February 3, 1998).

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                   BALANCE SHEETS - DECEMBER 31, 1997 AND 1996
                   -------------------------------------------

                                                                           1997                1996
                                                                       ------------        ------------

                                                 ASSETS
                                                 ------

CASH AND CASH EQUIVALENTS                                              $    635,446        $    651,261

RECEIVABLES FROM LESSEES                                                     44,000              38,000

MORTGAGE LOAN INTEREST RECEIVABLE                                            45,208              45,208

MORTGAGE LOAN RECEIVABLE (Note 4)                                         7,750,000           7,750,000

PROPERTY SUBJECT TO OPERATING LEASES (Note 3)                            12,146,262          12,593,997
                                                                       ------------        ------------

               Total assets                                            $ 20,620,916        $ 21,078,466
                                                                       ============        ============



                                    LIABILITIES AND PARTNERS' CAPITAL
                                    ---------------------------------

DISTRIBUTION PAYABLE TO LIMITED PARTNERS                               $    579,590        $    579,450

PAYABLE TO GENERAL PARTNER                                                     --                 7,720

RENTAL DEPOSITS AND OTHER                                                   253,269             255,504
                                                                       ------------        ------------

               Total liabilities                                            832,859             842,674
                                                                       ------------        ------------


PARTNERS' CAPITAL (DEFICIT):
     General partner                                                        (21,687)            (17,210)
     Limited partners                                                    19,809,744          20,253,002
                                                                       ------------        ------------

               Total partners' capital                                   19,788,057          20,235,792
                                                                       ------------        ------------

               Total liabilities and partners' capital                 $ 20,620,916        $ 21,078,466
                                                                       ============        ============

      The accompanying notes are an integral part of these balance sheets.

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                              STATEMENTS OF INCOME
                              --------------------
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
              ----------------------------------------------------


                                                            1997            1996            1995
                                                         ----------      ----------      ----------
REVENUES:
    Rental                                               $1,579,480      $1,579,480      $1,579,480
    Participating rentals                                   536,509         492,391         503,098
    Mortgage loan interest                                  542,500         542,500         542,500
    Interest and other                                       23,181          22,482          23,860
                                                         ----------      ----------      ----------

                                                          2,681,670       2,636,853       2,648,938
                                                         ----------      ----------      ----------

EXPENSES:
    General partner fees  (Note 6)                          242,823         209,535         212,053
    Depreciation                                            447,735         449,208         451,269
    Operating                                                97,757          86,205          95,702
                                                         ----------      ----------      ----------

                                                            788,315         744,948         759,024
                                                         ----------      ----------      ----------

NET INCOME                                               $1,893,355      $1,891,905      $1,889,914
                                                         ==========      ==========      ==========

NET INCOME ALLOCATED TO  (Note 1):
    General partner                                      $   18,934      $   18,919      $   18,899
    Limited partners                                      1,874,421       1,872,986       1,871,015
                                                         ----------      ----------      ----------

                                                         $1,893,355      $1,891,905      $1,889,914
                                                         ==========      ==========      ==========

NET INCOME PER LIMITED PARTNERSHIP
    UNIT (based on 26,709 units held by
    limited partners)                                    $    70.18      $    70.13      $    70.05
                                                         ==========      ==========      ==========

        The accompanying notes are an integral part of these statements.

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                   ------------------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
              ----------------------------------------------------


                                                       General           Limited
                                                       Partner           Partners              Total
                                                       -------           --------              -----

BALANCE, December 31, 1994                          $     (8,205)      $ 21,144,474       $ 21,136,269

         Net income                                       18,899          1,871,015          1,889,914

         Distributions to partners                       (23,412)        (2,317,771)        (2,341,183)
                                                    ------------       ------------       ------------

BALANCE, December 31, 1995                               (12,718)        20,697,718         20,685,000

         Net income                                       18,919          1,872,986          1,891,905

         Distributions to partners                       (23,411)        (2,317,702)        (2,341,113)
                                                    ------------       ------------       ------------

BALANCE, December 31, 1996                               (17,210)        20,253,002         20,235,792

         Net income                                       18,934          1,874,421          1,893,355

         Distributions to partners                       (23,411)        (2,317,679)        (2,341,090)
                                                    ------------       ------------       ------------

BALANCE, December 31, 1997                          $    (21,687)      $ 19,809,744       $ 19,788,057
                                                    ============       ============       ============

        The accompanying notes are an integral part of these statements.

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
              ----------------------------------------------------


                                                                      1997              1996              1995
                                                                  -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                  $ 1,893,355       $ 1,891,905       $ 1,889,914
      Adjustments to net income:
           Depreciation                                               447,735           449,208           451,269
      Change in assets and liabilities:
           Decrease (increase) in receivables from lessees             (6,000)            1,257             1,743
           Increase (decrease) in payable to general partner           (7,720)            7,720              --
           Increase (decrease) in rental deposits
             and other                                                 (2,235)            3,984           (18,250)
                                                                  -----------       -----------       -----------

             Net cash provided by operating activities              2,325,135         2,354,074         2,324,676
                                                                  -----------       -----------       -----------

CASH FLOWS FOR FINANCING ACTIVITIES:
      Partner distributions declared (Note 1)                      (2,341,090)       (2,341,113)       (2,341,183)
      Increase (decrease) in distribution payable                         140              (106)              (35)
                                                                  -----------       -----------       -----------

             Net cash used in financing activities                 (2,340,950)       (2,341,219)       (2,341,218)
                                                                  -----------       -----------       -----------

NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                                (15,815)           12,855           (16,542)

CASH AND CASH EQUIVALENTS,
      beginning of year                                               651,261           638,406           654,948
                                                                  -----------       -----------       -----------

CASH AND CASH EQUIVALENTS, end of year                            $   635,446       $   651,261       $   638,406
                                                                  ===========       ===========       ===========

        The accompanying notes are an integral part of these statements.

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1997 AND 1996
                           --------------------------

1) ORGANIZATION:
   -------------

         Participating Income Properties III Limited Partnership (the Partnership) was formed on July 9, 1990 under the Delaware Revised Uniform Limited Partnership Act to purchase new and existing "Flying J Travel Plaza" facilities, including land, buildings and equipment to be leased on a net basis to affiliates of Flying J Inc. The Partnership has also made a loan to an affiliate of Flying J Inc. to provide financing for a travel plaza building and equipment (the underlying land is owned by the Partnership and leased to the affiliate). The "Flying J Travel Plaza" facilities offer a full-service operation, generally including fuel facilities, a restaurant, convenience store and other amenities for use by the trucking industry and traveling public in general. The general partner of the Partnership is FFCA Participating Management Company Limited Partnership, a Delaware limited partnership (the General Partner). The Partnership will expire December 31, 2030, or sooner, in accordance with the terms of the Partnership agreement.

         Investors acquired units of assigned limited partnership interest (the limited partnership units) in the Partnership from FFCA/PIP III Investor Services Corporation (the Initial Limited Partner), a Delaware corporation wholly-owned by an affiliate of the General Partner. Holders of the units have all of the economic benefits and substantially the same rights and powers of limited partners; therefore, they are referred to herein as "limited partners."

         The Partnership agreement provides for allocation of profits and losses and cash distributions among its partners as follows:

         Profits and Losses: Allocated 99% to the limited partners and 1% to the General Partner.

         Cash Distributions: All cash from operations, as defined, after payment of fees to the General Partner is allocated 99% to the limited partners and 1% to the General Partner. In addition to cash distributed from operations, a portion of the limited partners' initial capital contributions has been distributed as return of capital, therefore, the limited partner Adjusted Capital Contribution, as defined in the Partnership agreement, at December 31, 1997 is $964.16 per unit.

         The following is a reconciliation of net income to cash distributions from operations as defined in the Partnership agreement:

                                                                1997            1996            1995
                                                             ----------      ----------      ----------
Net income                                                   $1,893,355      $1,891,905      $1,889,914
Adjustment to reconcile net income to cash
   distributions declared:
       Depreciation                                             447,735         449,208         451,269
                                                             ----------      ----------      ----------

            Cash distributions declared from operations      $2,341,090      $2,341,113      $2,341,183
                                                             ==========      ==========      ==========

2) SIGNIFICANT ACCOUNTING POLICIES:
   --------------------------------

         FINANCIAL STATEMENTS - The financial statements of the Partnership are prepared on the accrual basis of accounting. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes its estimates are reasonable, actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS - Investment securities that are highly liquid and have maturities of three months or less at the date of purchase are classified as cash equivalents. Cash equivalents include United States Treasury securities of $451,567 and $474,865 at December 31, 1997 and 1996, respectively. Short-term investments are recorded at cost plus accrued interest, which approximates market value.

         LEASES - The Partnership leases its property under long-term net leases which are classified as operating leases. Rental revenue from operating leases is recognized as it is earned.

         DEPRECIATION - Depreciation on buildings is provided using the straight-line method based upon an estimated useful life of 32 years. Equipment is depreciated over an estimated useful life of eight years, assuming a 12.5% salvage value at the end of its useful life. The cost of properties includes miscellaneous acquisition and closing costs.

3) PROPERTY SUBJECT TO OPERATING LEASES:
   -------------------------------------

         The following is an analysis of the Partnership's investment, at cost, in property subject to operating leases by major class at December 31, 1997 and 1996:

                                                  1997             1996
                                              -----------      -----------

         Land                                 $ 2,684,138      $ 2,684,138
         Buildings                             11,010,862       11,010,862
         Equipment                                947,838          947,838
                                              -----------      -----------
                                               14,642,838       14,642,838
         Less - Accumulated depreciation        2,496,576        2,048,841
                                              -----------      -----------

                                              $12,146,262      $12,593,997
                                              ===========      ===========

         Lease agreements provide for monthly base rentals equal to a percentage of the property's cost. As additional rent, the Partnership receives a portion of the operating revenues of the lessee equal to a percentage of gross receipts (participating rentals) from travel plaza facilities and fuel sales. The term of the leases is eight years for equipment and 20 years for land and buildings. Generally, the lessee has the option to purchase equipment (at fair market value) at the end of the lease term and land and buildings (at the greater of fair market value or cost) at any time after the first ten years of the lease. All Partnership property is leased to affiliates of Flying J Inc.

         Minimum  future  rentals   (excluding   participating   rentals)  under
noncancellable operating leases as of December 31, 1997, are as follows:

                 Year Ending December 31,

                           1998                              $  1,579,000
                           1999                                 1,579,000
                           2000                                 1,579,000
                           2001                                 1,579,000
                           2002                                 1,579,000
                        Thereafter                             15,148,000
                                                              -----------

               Total minimum future rentals                   $23,043,000
                                                              ===========

4) MORTGAGE LOAN RECEIVABLE:
   -------------------------

         At December 31, 1997, the Partnership had a first mortgage loan on the building and equipment of a Partnership travel plaza located in Ehrenberg, Arizona. The loan provides for monthly installments of interest at a rate of 7% per annum until June 30, 2003, at which time the entire principal balance is due. The loan may not be prepaid in full or in part, except upon exercise of the purchase option on the related travel plaza land. The cost of the mortgage for Federal income tax purposes is the same as the cost for financial reporting purposes.

         The fair value of the first mortgage loan is estimated by discounting the future cash flows using the prevailing interest rate at December 31, 1997, and is lower than its carrying amount by $180,000. Changes in the fair value of the first mortgage loan do not result in the realization or expenditure of cash unless the loan is actually prepaid.

5) INCOME TAXES:
   -------------

         The Partnership is not directly subject to income taxes; rather, each partner is subject to income taxes on his distributable share of taxable income. The Partnership tax returns and the amount of distributable partnership profits or losses are subject to examination by Federal and state taxing authorities. If examinations by taxing authorities result in changes to distributable partnership profits or losses, the tax liabilities of the partners could be changed accordingly.

         The following is a reconciliation of net income for financial reporting purposes to income reported for Federal income tax purposes for the years ended December 31, 1997, 1996 and 1995:

                                                               1997            1996            1995
                                                            -----------     -----------     -----------

          Net income for financial reporting purposes       $ 1,893,355     $ 1,891,905     $ 1,889,914
          Differences for tax purposes in:
               Depreciation                                     110,017          67,797          28,828
               Organization cost amortization and other          (7,901)        (10,719)        (11,552)
                                                            -----------     -----------     -----------
          Taxable income to partners                        $ 1,995,471     $ 1,948,983     $ 1,907,190
                                                            ===========     ===========     ===========

For Federal income tax reporting purposes, taxable income to partners is reported on the accrual basis of accounting and is classified as ordinary income.

         At December 31, 1997, the tax bases of the Partnership's assets and liabilities exceed the amounts recorded for financial reporting purposes by $230,299. This difference results primarily from differences in depreciation methods and the treatment of property acquisition costs for financial reporting and tax reporting purposes.

6) TRANSACTIONS WITH RELATED PARTIES:
   ----------------------------------

         Under the terms of the Partnership agreement, the General Partner is entitled to compensation for certain services performed in connection with managing the affairs of the Partnership. During 1997, 1996 and 1995, fees paid to the General Partner were as follows:

                                                                      1997          1996          1995
                                                                    --------      --------      --------
            Disbursable cash fee                                    $136,483      $104,960      $107,050
            Property management fee (4% of the
                 Partnership's gross annual property revenues)       106,340       104,575       105,003
                                                                    --------      --------      --------

                                                                    $242,823      $209,535      $212,053
                                                                    ========      ========      ========

         The General Partner is entitled to a disbursable cash fee equal to nine percent of all revenues received by the Partnership less Partnership operating expenses, only to the extent the limited partners have received an annual return of nine percent on their Adjusted Capital Contribution, as defined. The General Partner or its affiliate may also be entitled to a subordinated real estate disposition fee and an incentive share of sale proceeds, as defined in the Partnership agreement.

         An affiliate of the General Partner incurs expenses on behalf of the Partnership for maintenance of the books and records and for computer, investor and legal services performed for the Partnership. These expenses are reimbursable in accordance with the Partnership agreement and are less than the amount which the Partnership would have paid to independent parties for comparable services. The Partnership reimbursed the affiliate $28,113 in 1997, $22,689 in 1996 and $23,777 in 1995 for such expenses.

7) SUBSEQUENT EVENT - POSSIBLE SALE OF SUBSTANTIALLY ALL ASSETS:
   -------------------------------------------------------------

         On February 2, 1998, the Partnership entered into a letter of intent with Flying J Inc. to sell substantially all of the Partnership's assets for cash of approximately $27 million. The sale is subject to certain conditions specified in the letter of intent, including the negotiation and execution of definitive sale and financing agreements with respect to the assets of the Partnership and the approval, by vote, of a majority of the limited partner interests. In accordance with the partnership agreement, sale of substantially all of the assets will result in dissolution of the partnership and liquidation of remaining Partnership assets, net of liabilities. There can be no assurance as to the final terms of the proposed transaction, that the conditions will be satisfied or that the proposed transaction will be consummated.

         The negotiated sales price of approximately $27 million, net of book value of the assets to be sold, would have resulted in an estimated gain of $7 million had the proposed sale taken place at December 31, 1997. Subsequent to the proposed asset sale and conversion of other Partnership assets into cash upon liquidation, a liquidating cash distribution will be made to investors in accordance with the Partnership agreement. Had the sale (as proposed) occurred at December 31, 1997, it is estimated that the liquidating cash distribution would have been in the range of $980 to $1000 per limited partnership unit. The actual liquidating distribution to be received by investors will depend upon the actual date and terms of the sale and the actual costs of liquidating the Partnership.

                                                                    SCHEDULE III
                                                                     Page 1 of 2

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
              ----------------------------------------------------

                             AS OF DECEMBER 31, 1997
                             -----------------------

                             Initial Cost to Partnership and
                            Gross Amount at December 31, 1997                     Accumulated Depreciation
                            ---------------------------------                     ------------------------

Travel Plaza        Land         Buildings      Equipment        Total        Buildings      Equipment       Total     Date Acquired
-------------       ----         ---------      ---------        -----        ---------      ---------       -----     -------------
  Location
  --------
Ehrenberg, AZ    $ 1,250,000    $      --      $      --      $ 1,250,000    $      --      $      --      $      --       6/93
Bakersfield, CA      101,050      5,195,950        495,838      5,792,838        811,867        288,968      1,100,835     1/93
Wytheville, VA     1,333,088      5,814,912        452,000      7,600,000      1,105,439        290,302      1,395,741     12/91
                 -----------    -----------    -----------    -----------    -----------    -----------    -----------

   Total         $ 2,684,138    $11,010,862    $   947,838    $14,642,838    $ 1,917,306    $   579,270    $ 2,496,576
                 ===========    ===========    ===========    ===========    ===========    ===========    ===========

                                                                    SCHEDULE III
                                                                     Page 2 of 2

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
              ----------------------------------------------------
                             AS OF DECEMBER 31, 1997
                             -----------------------

NOTES:

(1)      There are no encumbrances on properties.

(2) Cost for Federal income tax purposes is the same as cost for financial reporting purposes.

(3) All buildings and equipment are depreciated over estimated useful lives of 32 and eight years, respectively. The buildings and equipment were purchased as new properties.

(4) Transactions in real estate, equipment and accumulated depreciation during 1997, 1996 and 1995 are summarized as follows:

                                                                     Accumulated
                                                         Cost       Depreciation
                                                     -----------    ------------

         Balance, December 31, 1994                  $14,642,838     $1,148,364
                    Depreciation expense                  -             451,269
                                                     -----------     ----------

         Balance, December 31, 1995                   14,642,838      1,599,633
                    Depreciation expense                  -             449,208
                                                     -----------     ----------

         Balance, December 31, 1996                   14,642,838      2,048,841
                    Depreciation expense                  -             447,735
                                                     -----------     ----------

         Balance, December 31, 1997                  $14,642,838     $2,496,576
                                                     ===========     ==========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To FFCA/PIP III Investor Services Corporation:

We have audited the accompanying balance sheet of FFCA/PIP III INVESTOR SERVICES CORPORATION (a Delaware corporation) as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of FFCA/PIP III Investor Services Corporation as of December 31, 1997, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  January 6, 1998.

                   FFCA/PIP III INVESTOR SERVICES CORPORATION
                   ------------------------------------------

                        BALANCE SHEET - DECEMBER 31, 1997
                        ---------------------------------

                                     ASSETS


Cash                                                                                              $100
Investment in Participating Income Properties III Limited Partnership,
     at cost                                                                                       100
                                                                                                  ----

               Total Assets                                                                       $200
                                                                                                  ====


                                    LIABILITY

Payable to Parent (Note 2)                                                                        $100
                                                                                                  ----


                              STOCKHOLDER'S EQUITY


Common Stock; $l par value; 100 shares authorized,
     issued and outstanding                                                                        100
                                                                                                  ----

               Liability and Stockholder's Equity                                                 $200
                                                                                                  ====

       The accompanying notes are an integral part of this balance sheet.

                   FFCA/PIP III INVESTOR SERVICES CORPORATION
                   ------------------------------------------

                             NOTES TO BALANCE SHEET
                             ----------------------
                                DECEMBER 31, 1997
                                -----------------


(l) Operations:

         FFCA/PIP III Investor Services Corporation (a Delaware corporation) (the Corporation) was organized on December 5, 1988, and amended on July 9, 1990 to act as the assignor limited partner in Participating Income Properties III Limited Partnership (PIP III).

         The assignor limited partner is the owner of record of the limited partnership units of PIP III. All rights and powers of the Corporation have been assigned to the holders, who are the registered and beneficial owners of the units. Other than to serve as assignor limited partner, the Corporation has no other business purpose and will not engage in any other activity or incur any debt.

(2) Related Parties:

         Morton H. Fleischer is the sole stockholder of the Corporation.

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                                 BALANCE SHEETS
                                 --------------

                       JUNE 30, 1998 AND DECEMBER 31, 1997
                       -----------------------------------
                                   (Unaudited)

                                                                             June 30,        December 31,
                                                                              1998                1997
                                                                          ------------       ------------
                                                 ASSETS
                                                 ------

CASH AND CASH EQUIVALENTS                                                 $    624,687       $    635,446

RECEIVABLES FROM LESSEES                                                        49,000             44,000

MORTGAGE LOAN INTEREST RECEIVABLE                                               45,208             45,208

DEFERRED COSTS                                                                   4,888               --

MORTGAGE LOAN RECEIVABLE                                                     7,750,000          7,750,000

PROPERTY SUBJECT TO OPERATING LEASES, at cost
     Land                                                                    2,684,138          2,684,138
     Buildings                                                              11,010,862         11,010,862
     Equipment                                                                 947,838            947,838
                                                                          ------------       ------------
                                                                            14,642,838         14,642,838
     Less - Accumulated depreciation                                         2,720,444          2,496,576
                                                                          ------------       ------------

                                                                            11,922,394         12,146,262
                                                                          ------------       ------------

     Total assets                                                         $ 20,396,177       $ 20,620,916
                                                                          ============       ============


                                    LIABILITIES AND PARTNERS' CAPITAL
                                    ---------------------------------

DISTRIBUTION PAYABLE TO LIMITED PARTNERS                                  $    579,520       $    579,590

RENTAL DEPOSITS AND OTHER                                                      252,467            253,269
                                                                          ------------       ------------

                 Total liabilities                                             831,987            832,859
                                                                          ------------       ------------


PARTNERS' CAPITAL (DEFICIT):
         General partner                                                       (23,925)           (21,687)
         Limited partners                                                   19,588,115         19,809,744
                                                                          ------------       ------------

                 Total partners' capital                                    19,564,190         19,788,057
                                                                          ------------       ------------

                 Total liabilities and partners' capital                  $ 20,396,177       $ 20,620,916
                                                                          ============       ============

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)



                                              Three Months     Three Months     Six Months      Six Months
                                                  Ended            Ended           Ended           Ended
                                                 6/30/98          6/30/97         6/30/98         6/30/97
                                                ----------      ----------      ----------      ----------
REVENUES:
          Rental                                $  394,870      $  394,870      $  789,740      $  789,740
          Participating rentals                    153,548         136,589         274,527         248,322
          Mortgage loan interest                   135,625         135,625         271,250         271,250
          Interest and other                         5,922           6,002          12,383          11,343
                                                ----------      ----------      ----------      ----------

                                                   689,965         673,086       1,347,900       1,320,655
                                                ----------      ----------      ----------      ----------

EXPENSES:
          General partner fees                      71,113          66,718         116,539         102,517
          Depreciation                             111,934         111,934         223,868         223,868
          Operating                                 33,582          21,099          60,823          47,589
                                                ----------      ----------      ----------      ----------

                                                   216,629         199,751         401,230         373,974
                                                ----------      ----------      ----------      ----------

NET INCOME                                      $  473,336      $  473,335      $  946,670      $  946,681
                                                ==========      ==========      ==========      ==========

NET INCOME ALLOCATED TO:
          General partner                       $    4,733      $    4,733      $    9,467      $    9,467
          Limited partners                         468,603         468,602         937,203         937,214
                                                ----------      ----------      ----------      ----------

                                                $  473,336      $  473,335      $  946,670      $  946,681
                                                ==========      ==========      ==========      ==========

NET INCOME PER LIMITED
    PARTNERSHIP UNIT (based on
    26,709 units held by limited partners)      $    17.54      $    17.54      $    35.09      $    35.09
                                                ==========      ==========      ==========      ==========

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                    -----------------------------------------

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     --------------------------------------
                                   (Unaudited)



                                                                Limited Partners
                                          General          -----------------------------
                                          Partner            Number                               Total
                                          Amount            of Units           Amount             Amount
                                          ------           -----------      ------------          ------
BALANCE, December 31, 1997             $    (21,687)            26,709      $ 19,809,744       $ 19,788,057

         Net income                           9,467               --             937,203            946,670

         Distribution to partners           (11,705)              --          (1,158,832)        (1,170,537)
                                       ------------       ------------      ------------       ------------

BALANCE, June 30, 1998                 $    (23,925)            26,709      $ 19,588,115       $ 19,564,190
                                       ============       ============      ============       ============

             PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP
             -------------------------------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                 -----------------------------------------------
                                   (Unaudited)


                                                                           1998              1997
                                                                       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                     $   946,670       $   946,681
        Adjustments to net income:
             Depreciation                                                  223,868           223,868
             Change in assets and liabilities:
                  Increase in receivables from lessees                      (5,000)           (7,094)
                  Increase in deferred costs                                (4,888)             --
                  Decrease in payable to general partner                      --              (7,720)
                  Decrease in rental deposits and other                       (802)           (4,264)
                                                                       -----------       -----------

                        Net cash provided by operating activities        1,159,848         1,151,471
                                                                       -----------       -----------

CASH FLOWS FOR FINANCING ACTIVITIES:
         Partner distributions declared                                 (1,170,537)       (1,170,549)
         Increase (decrease) in distribution payable
               to limited partners                                             (70)              207
                                                                       -----------       -----------

                        Net cash used in financing activities           (1,170,607)       (1,170,342)
                                                                       -----------       -----------

NET DECREASE IN CASH AND
        CASH EQUIVALENTS                                                   (10,759)          (18,871)

CASH AND CASH EQUIVALENTS, beginning of period                             635,446           651,261
                                                                       -----------       -----------

CASH AND CASH EQUIVALENTS, end of period                               $   624,687       $   632,390
                                                                       ===========       ===========

                   FFCA/PIP III INVESTOR SERVICES CORPORATION
                   ------------------------------------------

                          BALANCE SHEET - JUNE 30, 1998
                          -----------------------------


                                     ASSETS


Cash                                                                                           $100
Investment in Participating Income Properties III Limited Partnership, at cost                  100
                                                                                               ----

           Total Assets                                                                        $200
                                                                                               ====


                                    LIABILITY

Payable to Parent                                                                              $100
                                                                                               ----


                              STOCKHOLDER'S EQUITY


Common Stock; $l par value; 100 shares authorized,
    issued and outstanding                                                                      100
                                                                                               ----

           Liability and Stockholder's Equity                                                  $200
                                                                                               ====

Note: FFCA/PIP III Investor Services Corporation (the Corporation) was incorporated on December 5, 1988, and amended on July 9, 1990 to act as the assignor limited partner in Participating Income Properties III Limited Partnership (PIP III).

         The assignor limited partner is the owner of record of the limited partnership units of PIP III. All rights and powers of the Corporation have been assigned to the holders, who are the registered and beneficial owners of the units. Other than to serve as assignor limited partner, the Corporation has no other business purpose and will not engage in any other activity or incur any debt.

                                  CONSENT CARD

                     THIS CONSENT IS SOLICITED ON BEHALF OF
            FFCA PARTICIPATING MANAGEMENT COMPANY LIMITED PARTNERSHIP
           FOR PARTICIPATING INCOME PROPERTIES III LIMITED PARTNERSHIP


The undersigned Investor of Units representing interests in Participating Income Properties III Limited Partnership, a Delaware limited partnership (the "Partnership"), hereby directs FFCA/PIP III Investor Services Corporation to consent to the Proposal, as designated below, the Limited Partnership Interests held by FFCA/PIP III Investor Services Corporation, according to the number of Units held of record by the undersigned.

This Consent Card when properly executed will direct the consent of FFCA/PIP III Investor Services Corporation in the manner herein indicated by the undersigned. If properly executed and no direction is made, the holder of this Consent Card will direct FFCA/PIP III Investor Services Corporation to vote FOR the proposal set forth on the Consent Card.

Please mark boxes |X| in ink. Sign, date and return this Consent Card promptly, using the enclosed postage paid envelope.

Proposal to sell the Partnership's interests in the Travel Plazas and the Mortgage Loan pursuant to the terms and conditions set forth in the Purchase Agreements and to dissolve the Partnership as described in the Consent Solicitation Statement dated September 11, 1998.

            | | FOR              | | AGAINST              | | ABSTAIN


The  undersigned   hereby   acknowledges   receipt  of  the  Notice  of  Consent
Solicitation, dated September 11, 1998 and the Consent Solicitation Statement furnished therewith.

Please sign and date this Consent Card on the reverse side and mail in the enclosed postage paid envelope.

                       If you have any questions, contact:
                              D.F. King & Co., Inc.
                                 (800) 848-3410

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

                                               Dated                      , 1998

                                               Authorized Signature

                                               Title, if any

                                               Authorized Signature

                                               Title, if any


To save the Partnership additional vote solicitation expenses, please sign, date and return this Consent Card promptly, using the enclosed postage paid envelope. To have your Units voted, your Consent Card must be received by October 26, 1998.